UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TRIBUNE MEDIA COMPANY

(Name of Registrant as Specified In Its Charter)

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TRIBUNE MEDIA COMPANY

435 North Michigan Avenue

Chicago, Illinois 60611

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2017

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Tribune Media Company will be held at the Omni Hotel, located at 251 South Olive Street, Los Angeles, California 90012, on Friday, May 5, 2017, at 8:30 a.m., local time, for the following purposes:

1. To elect the two Class I directors named in the accompanying proxy statement to serve until the 2020 Annual Meeting of Stockholders and until their successors have been elected and qualified.

2. To hold a non-binding advisory vote approving executive compensation.

3. To ratify the selection of PricewaterhouseCoopers LLP as Tribune Media Company’s independent registered public accounting firm for the 2017 fiscal year.

4. To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

In accordance with Securities and Exchange Commission rules, on or about March 24, 2017, we are sending a Notice of Internet Availability of Proxy Materials to stockholders and providing access to this notice and the accompanying proxy statement over the Internet.

Only stockholders of record of our outstanding common shares of Class A common stock at the close of business on March 13, 2017 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof.

By Order of the Board of Directors,

Peter M. Kern

Director and Interim Chief Executive Officer

March 24, 2017

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2017:

The proxy statement and the 2016 annual report are available at www.proxyvote.com.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 5, 2017

TRIBUNE MEDIA COMPANY

435 North Michigan Avenue

Chicago, Illinois 60611

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

This proxy statement and proxy card are furnished on behalf of the Board of Directors of Tribune Media Company, a Delaware corporation (referred to as “Tribune Media,” “Tribune,” the “Company,” “we,” “us,” or “our”), in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at the Omni Hotel, located at 251 South Olive Street, Los Angeles, California 90012, on Friday May 5, 2017, at 8:30 a.m., local time (the “Annual Meeting”). In accordance with Securities and Exchange Commission (“SEC”) rules, on or about March 24, 2017, we began sending a Notice of Internet Availability of Proxy Materials and provided access to this proxy statement over the Internet to stockholders of record.

Why am I receiving these proxy materials?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and describes issues on which we would like you to vote at our Annual Meeting of stockholders. It also gives you information on these issues so that you can make an informed decision. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2016, and the proxy card or a voting instruction card for the Annual Meeting.

Our Board of Directors has made this proxy statement and proxy card available to you on the Internet because you own shares of Class A common stock of the Company, par value $0.001 per share (“Class A common stock”).

If you submit a proxy by using the Internet, by calling or by signing and returning the proxy card, you will appoint Edward Lazarus, Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary of Tribune Media Company (with full power of substitution) as your representative at the Annual Meeting. He will vote your shares at the Annual Meeting as you have instructed him or, if an issue that is not on the proxy card comes up for vote, in accordance with his best judgment. By submitting a proxy, you can ensure your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance by using the Internet, by calling or by signing and returning your proxy card. If you vote by Internet or by calling, you do not need to return your proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the “Notice and Access” rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet at www.proxyvote.com. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of

Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis if you submit your request in writing to our Corporate Secretary at Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611, or call us at (312) 222-3934. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and the cost of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The record date for holders of our Class A common stock entitled to notice of, and to vote at, the Annual Meeting is March 13, 2017. At the close of business on that date, we had 86,862,019 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. If a quorum is present, we can hold the Annual Meeting and conduct business. In accordance with Delaware law and our amended and restated bylaws (the “Bylaws”), a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on May 5, 2017 and will be accessible for ten days before the meeting at our principal place of business, 435 North Michigan Avenue, Chicago, Illinois 60611, between the hours of 9:00 a.m. and 5:00 p.m. Central Time. Each outstanding share of Class A common stock is entitled to one vote per share. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum.

By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares using the methods prescribed by your broker or nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s or nominee’s procedures for obtaining a legal proxy.

How do I vote?

Stockholders of record may ensure their shares are voted at the Annual Meeting by submitting a proxy by using the Internet, by calling the toll-free number listed on the proxy card or by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may submit your proxy by using the Internet. The address of the website for submitting your proxy via the Internet is www.proxyvote.com for both registered holders and beneficial owners of Class A common stock holding in street name. Internet proxy submission is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 4, 2017. Easy-to-follow instructions allow you to submit your proxy and confirm that your instructions have been properly recorded.

•	You may submit your proxy by calling. The phone number for submitting your proxy by phone is 1-800-690-6903. Submitting your proxy by phone is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 4, 2017.

•	You may submit your proxy by mail. As a result of implementing “Notice and Access,” you may request to receive printed copies of proxy materials by mail or electronically by email by following the instructions provided in the Notice of Internet Availability of Proxy Materials. You may submit your request in writing to our Corporate Secretary at Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611, or by calling us at (312) 222-3934. Once you receive your proxy materials, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

Submitting your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

You may revoke your proxy and submit a new proxy at any time before your proxy is voted at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, by calling or by mail with a later date if you voted by mail;

•	sending written notice of revocation to our Corporate Secretary, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

What items will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1: The election of two Class I directors for a term expiring at the 2020 Annual Meeting of Stockholders;

•	Proposal 2: A non-binding advisory vote approving executive compensation;

•	Proposal 3: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year; and

•	Any other business that may properly come before the Annual Meeting.

No cumulative voting rights are authorized, and appraisal rights are not applicable to these matters.

How does the Board of Directors recommend that I vote on these proposals?

The Board of Directors recommends that you vote as follows:

•	FOR both director nominees;

•	FOR the approval of the non-binding resolution regarding executive compensation; and

•	FOR the ratification of the appointment of our independent registered public accounting firm.

As of the date hereof, our Board of Directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Class A common stock represented by the proxies in accordance with their judgment on those matters.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the two nominees for director;

•	vote FOR one nominee for director and WITHHOLD from voting on the other nominee for director; or

•	WITHHOLD from voting on both of the nominees for director.

Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the two individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. For shareholders receiving paper copies of the proxy materials in the mail, if you sign and return the accompanying proxy card, your shares will be voted for the election of the two nominees recommended by the Board of Directors unless you choose to “WITHHOLD” from voting on any of the nominees.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may designate a substitute nominee, or, if not, then there will remain a vacancy on the Board of Directors. If the Board of Directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of the non-binding resolution regarding executive compensation;

•	vote AGAINST the approval of the non-binding resolution regarding executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory”, meaning it will serve as a recommendation to our Board of Directors, but will not be binding. However, our Board of Directors and the Compensation Committee thereof will consider the outcome of the vote when making future compensation decisions for our executive officers.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast by holders of Class A common stock at the Annual Meeting by the holders who are present in person, electronically or by proxy.

Should I choose to receive proxy materials, what happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR both director nominees;

•	FOR the approval of the non-binding resolution regarding executive compensation;

•	FOR the ratification of the appointment of our independent registered public accounting firm; and

•	At the discretion of the proxy holder, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not submit a proxy by using the Internet, by calling, or by signing and returning my proxy card?

If you do not submit a proxy by using the Internet, by calling or by signing and returning your proxy card, then your shares will not be voted and your shares will not count in deciding the matters presented for stockholder consideration at the Annual Meeting unless you attend the Annual Meeting and vote in person.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent public accountant, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and the non-binding advisory vote approving executive compensation are not considered routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but cannot vote for or against a non-routine matter.

We encourage you to provide voting instructions to your bank or brokerage firm. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions and broker non-votes on the proposals?

The following table summarizes the Board of Directors’ recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions and broker non-votes on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes
1	Election of Directors	FOR	The two nominees who receive the most FOR votes properly cast in person, electronically or by proxy and entitled to vote will be elected	No effect	No effect

2	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares of Class A common stock present in person, electronically or by proxy and entitled to vote	Vote against	No effect

3	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares of Class A common stock present in person, electronically or by proxy and entitled to vote	Vote against	Discretionary voting by broker permitted

What do I need to show to attend the Annual Meeting in person?

If you are a registered stockholder, you will need proof of your share ownership (such as a transfer agent statement showing that you owned shares of Class A common stock as of March 13, 2017) and a form of government-issued photo identification. If you are a beneficial stockholder, you will need to bring proof of beneficial ownership as of March 13, 2017, such as the most recent account statement reflecting your stock ownership prior to such date, a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership. If you do not have the required proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Who pays for the cost of proxy preparation and solicitation?

The proxy is solicited by our Board of Directors. Any costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

How can I make a proposal or make a nomination for director for next year’s annual meeting?

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2018, the proposal or nomination must be received by us at our principal executive offices no later than November 24, 2017 pursuant to SEC Rule 14a-8. Stockholders wishing to nominate a director or bring a proposal not included in next year’s proxy statement at the 2018 annual meeting must provide written notice of such nomination or proposal to our Corporate Secretary, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611 between January 5, 2018 and February 4, 2018 and comply with the other provisions of our Bylaws, except that if the date of the 2018 annual meeting of stockholders is not within 30 days before or after the anniversary of the 2017 Annual Meeting, such notice must be delivered at the address above no later than the close of business on the 10th day following the day on which notice of the date of the 2018 annual meeting was first mailed or public disclosure of the date of the 2018 annual meeting was first made, whichever occurs first.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board Structure

In accordance with the terms of our second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Under our Bylaws, except as may otherwise be provided in our Certificate of Incorporation, our Board of Directors consists of such number of directors as may be determined from time to time by resolution of the Board of Directors, but in no event may the number of directors be less than seven or more than nine. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Incorporation and Bylaws provide that any vacancy on our Board of Directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Our Board of Directors is currently composed of seven members, including one vacancy as a result of Peter Liguori’s stepping down from the Board of Directors effective March 1, 2017. We have two directors in Class I, one director in Class II and three directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director	Age	Position	Director Since
Class I Directors for election at the 2017 Annual Meeting
Craig A. Jacobson	64	Director	2012
Laura R. Walker	59	Director	2014

Class II Directors for election at the 2018 Annual Meeting
Peter M. Kern	49	Director and Interim Chief Executive Officer	2016

Class III Directors for election at the 2019 Annual Meeting
Bruce A. Karsh	61	Chairman of the Board	2012
Ross Levinsohn	53	Director	2012
Peter E. Murphy	54	Director	2012

At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The term of our two current Class I directors expires at this year’s Annual Meeting. The Board of Directors is therefore asking you to elect the two nominees to serve as Class I directors. Craig A. Jacobson and Laura R. Walker, currently our Class I directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors.”

Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills that underlie the Board of Directors’ belief that each individual is a valuable member of the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class I Nominees

Craig A. Jacobson has been a director since December 31, 2012 and is a member of the Audit Committee and a member and Chairman of the Compensation Committee. Mr. Jacobson is a founding partner at the law firm of Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Richman, Rush & Kaller, L.L.P., where he has practiced entertainment law since June 1987. Mr. Jacobson founded New Form Digital, a digital content production company in 2014. Mr. Jacobson is a member of the board of directors and audit committee of Expedia, Inc. and presently serves on the board of directors of Charter Communications, Inc., where he previously served as a member of its audit committee until 2013. Mr. Jacobson was a director of Ticketmaster Entertainment, Inc. from August 2008 until its merger with Live Nation, Inc. in January 2010. Mr. Jacobson also previously served on the boards of Aver Media LP, a privately held Canadian lending institution, and Eventful, Inc., a digital media company.

Specific qualifications, experience, skills and expertise include:

•	Extensive familiarity with the creative and business aspects of the cable and syndicated television industries;

•	Extensive previous public company board experience; and

•	Deep understanding of the media industry, including the motion picture, television and digital businesses.

Laura R. Walker has been a director since July 14, 2014 and is a member of the Compensation Committee. Since December 1995, Ms. Walker has been the president and chief executive officer of New York Public Radio, which owns and operates WNYC-FM, WNYC-AM, WQXR, WQXW, New Jersey Public Radio, The Jerome L. Greene Performance Space and a variety of digital properties, including wnyc.org, wqxr.org and thegreenespace.org. Ms. Walker began her professional career as a journalist and producer at National Public Radio, where she received a Peabody Award for Broadcast Excellence. In 1983, she joined the staff of Carnegie Hall, where she launched the award-winning series AT&T Presents Carnegie Hall Tonight. She joined the Sesame Workshop (formerly Children’s Television Workshop) in 1987, where for eight years she worked on programming and development initiatives, and led the organization’s efforts to establish a cable television channel (now Noggin). In addition to sitting on the New York Public Radio Board of Trustees, Ms. Walker sits on the boards of Saint Ann’s School, the Station Resource Group, the Commonwealth Fund, Claims Processing Facility, Inc. and Eagle Picher Industries Asbestos Trust, where she also serves as the chair of the audit committee. Previously, Ms. Walker sat on the Board of Advisors for the Yale School of Management, the Yale Center for Customer Insights, the Board of Trustees for Education Development Center and on the board of directors for Public Radio International, the Women’s Forum of New York, Inc. and the Hudson Square Connection.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including operations and marketing; and

•	Deep understanding of the media and radio industry.

Continuing Directors

Class II Director—Term Expiring at the 2018 Annual Meeting:

Peter M. Kern has been a director since October 11, 2016 and the Interim Chief Executive Officer since March 1, 2017. Mr. Kern is a Managing Partner of InterMedia Partners VII, LP, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Since April 2013, Mr. Kern has served as chairman of the board of directors of Hemisphere Media Group, Inc., a publicly-traded Spanish-language media company. Mr. Kern also serves on the boards of Expedia, Inc., Trivago N.V. Luxury Retreats International Holdings, Inc., Faith Media Holdings, LLC, UP Entertainment, LLC, ASPIRE Channel, LLC and TV Squared Limited.

Specific qualifications, experience, skills and expertise include:

•	Significant operating and management experience;

•	Core business skills, including finance and transactional experience; and

•	Deep understanding of the media industry.

Class III Directors—Terms Expiring at the 2019 Annual Meeting:

Bruce A. Karsh has been a director since December 31, 2012 and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Karsh is a co-founder of Oaktree Capital Management, L.P., formerly Oaktree Capital Management, LLC, a Los Angeles-based institutional money management firm where he is currently president, co-chairman and chief investment officer, as well as a portfolio manager for Oaktree’s distressed opportunities and value opportunities strategies. Prior to co-founding Oaktree, Mr. Karsh was a managing director of the TCW Asset Management Company and the portfolio manager of its Special Credits Funds for seven years. Prior to joining TCW, Mr. Karsh worked as assistant to the chairman of Sun Life Insurance Company of America and of SunAmerica, Inc., its parent. Prior to that, Mr. Karsh was an attorney with the law firm of O’Melveny & Myers LLP. Mr. Karsh currently serves on the board of directors of Oaktree Capital Group, LLC and previously served as a director of Charter Communications, Inc. and LBI Media Holdings, Inc. Mr. Karsh is also a Trustee Emeritus of Duke University.

Specific qualifications, experience, skills and expertise include:

•	Expertise in corporate finance and investment management;

•	Core business skills, including operations and strategic planning; and

•	Deep understanding of the media industry.

Ross Levinsohn has been a director since December 31, 2012 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Levinsohn serves as Executive Chairman and a member of the Board of Directors of Scout Media, a multi-channel, male-focused media network owned by The Pilot Group and as a member of the Board of Directors and audit committee of Millennial Media, Inc., a mobile advertising platform recently purchased by AOL in October 2015. Mr. Levinsohn is currently the managing partner of 337 Partners, an advisory and investment services firm. Previously, Mr. Levinsohn served as chief executive officer at Guggenheim Digital Media, an affiliate of Guggenheim Securities, from January 2013 to June 2014. Mr. Levinsohn served as interim chief executive officer and executive vice president, head of global media at Yahoo! Inc., a multinational internet company, from October 2010 to August 2012. Prior to that post he was executive vice president of the Americas region for Yahoo! Mr. Levinsohn co-founded Fuse Capital, an investment and strategic equity management firm focused on investing in and building digital media and communications companies. Prior to Fuse Capital, Mr. Levinsohn spent six years at News Corporation, serving as senior vice president and then president of Fox Interactive Media. Mr. Levinsohn also held senior management positions with AltaVista, CBS Sportsline and HBO. Mr. Levinsohn currently serves on the board of Zefr, Inc., which provides solutions for professional content owners on YouTube, and the National Association of Television Program Executives (NATPE), and previously held board positions with Freedom Communications, Inc., Napster, Inc., Generate, BBE Sound, Crowd Fusion and True/Slant.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including operations and strategic planning; and

•	Deep understanding of the media industry.

Peter E. Murphy has been a director since December 31, 2012 and is a member and Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Murphy is the chief executive officer of Wentworth Capital Management, which he founded in January 2007, a private investment and venture capital firm focused on media, technology, and branded consumer businesses. Mr. Murphy previously served as president, strategy & development of Caesars Entertainment Corp., an Apollo-TPG portfolio company and the world’s largest gaming company, from August 2009 to July 2011. Prior to Caesars, Mr. Murphy was an operating partner at Apollo Global Management, LLC focused on media and entertainment investing. Previously, Mr. Murphy spent 18 years at The Walt Disney Company in senior executive roles, serving as Disney’s senior executive vice president, chief strategic officer, senior advisor to the chief executive officer, a member of Disney’s executive management committee, and chief financial officer of ABC, Inc. Mr. Murphy currently also serves on the board of directors of Malibu Boats, Inc., where he serves as chairman of the compensation committee, and as a board advisor to DECA TV. He previously served as the chairman of the board of directors of Revel Entertainment Group and on the boards of directors of Fisher Communications and Dial Global.

Specific qualifications, experience, skills and expertise include:

•	Operating and management experience;

•	Core business skills, including financial and strategic planning; and

•	Deep understanding of the media and entertainment industry.

Selecting Nominees for Director

Our Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the Board of Directors appropriate criteria for the selection of new directors based on the strategic needs of the Company and the Board of Directors, and periodically reviews the criteria adopted by the Board of Directors and, if deemed desirable, recommends changes to such criteria.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board of Directors does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within the Company. Diversity of experience is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to the Board of Directors. The Board of Directors seeks members that have experience in positions with a high degree of responsibility or are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, but may seek other members with different backgrounds, based upon the contributions they can make to the Company.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors nominees for election to the Board of Directors at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the Board of Directors. New candidates may be identified through recommendations from existing directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the Board of Directors, and shareholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full Board of Directors selecting the candidates to be nominated for election by the stockholders or to be elected by the Board of Directors to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing, in care of the Corporate Secretary, to Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the Board of Directors. Our Bylaws set forth the requirements for direct nomination of an individual by a shareholder for election to the Board of Directors.

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that each director and director nominee, other than Mr. Kern, is considered an “independent” director within the meaning of the listing standards of the NYSE.

Executive Sessions of Our Non-Management Directors

The non-management directors will meet at regularly scheduled executive sessions without management not less frequently than two times per year. The independent directors will meet at least once a year in an executive session without management. At least once a year, the non-management directors will meet with the Chief Executive Officer without the other executive officers being present. The Chairman of the Board shall act as chair at such meetings. If the Chairman of the Board is not an independent director, the Board will either designate an independent director to preside at the meetings of independent directors or a procedure by which a presiding director is selected for these meetings.

Communications with the Board

Stockholders and other interested parties who wish to contact our Board of Directors as a whole, the independent directors or any individual member of the Board of Directors or any committee therefore may email at BoardofDirectors@Tribunemedia.com or send written correspondence to Tribune Media Board of Directors, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611. The Board of Directors has designated the Corporate Secretary as its agent to receive and review written communications addressed to the Board of Directors, any of its committees or any director. Depending on the subject matter, the Corporate Secretary will either (i) promptly forward to the Chairman of the Audit Committee and the Office of the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company or (ii) not forward to the Board of Directors, any committee or any director, any communications of a personal nature or not related to the duties of the Board of Directors, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company and the Board of Directors.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. Karsh currently serves as the Chairman of the Board of Directors and Mr. Kern currently serves as the Interim Chief Executive Officer. The Board of Directors believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. If the Board of Directors chooses to combine the offices of Chairman and Chief Executive Officer in the future, a lead director will be appointed annually by the independent directors.

Board’s Role in Risk Oversight

Our Board of Directors as a whole has responsibility for overseeing our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board of Directors about the identification and assessment of key risks and our risk mitigation strategies. Our Chief Executive Officer oversees our management succession planning. The full Board of Directors has primary responsibility for evaluating strategic and operational risk management. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit and Compensation Committees and our Chief Executive Officer provide reports to the full Board of Directors regarding these and other matters.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees. The Corporate Governance Guidelines set forth our policies and procedures relating to corporate governance and cover topic including, but not limited to, director qualification and responsibilities, Board composition and management and succession planning. Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at http://www.tribunemedia.com.

Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of the Company’s officers, employees and directors, and a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Vice President and Controller, Vice President/Internal Audit, Vice President and Treasurer, Vice President/Corporate Finance & Investor Relations and any person performing similar functions. A copy of both codes is available on the corporate governance section of our investor relations website at http://www.tribunemedia.com.

Committees of the Board

Our Board of Directors has the following committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the corporate governance section of our investor relations website at http://www.tribunemedia.com. The following table shows the current members of each committee and the number of meetings held during fiscal 2016.

Director	Audit	Compensation	N&CG
Craig A. Jacobson	✓	✓*
Bruce A. Karsh		✓	✓
Ross Levinsohn	✓		✓
Peter E. Murphy	✓*		✓
Laura R. Walker		✓
Number of meetings	9	5	1

✓ = current committee member; * = chair

Audit Committee. As more fully described in its charter, our Audit Committee has the responsibility for, among other things, assisting the Board of Directors in reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and our compliance with legal and regulatory requirements and our code of business conduct and ethics.

Our Board of Directors has determined that Mr. Murphy is an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC and that each of the three Audit Committee members, Messrs. Jacobson, Levinsohn and Murphy, is “financially literate” under the NYSE rules. Each member of our Audit Committee is independent under applicable NYSE listing standards and meets the standards for independence required by U.S. securities law requirements applicable to public companies, including Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee. As more fully described in its charter, our Compensation Committee has the responsibility for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefits plans, authorizing and ratifying stock option grants and other incentive arrangements and authorizing employment and related agreements. Each member of our Compensation Committee is independent under applicable NYSE listing standards.

The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2016, the committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant. Pursuant to our policy, Exequity provides no services to us other than consulting services provided at the direction of the Compensation Committee. In 2016, the Compensation Committee reviewed Exequity’s independence and confirmed Exequity’s independence and that no conflicts of interest exist.

During 2016, our Compensation Committee consisted of Messrs. Jacobson and Karsh and Ms. Walker. There are no members of the Compensation Committee who serve as an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company serves as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the Compensation Committee of the Company and (ii) which employs a director of the Company.

Nominating and Corporate Governance Committee. As more fully described in its charter, our Nominating and Corporate Governance Committee has the responsibility, among its other duties and responsibilities, for identifying and recommending candidates to the Board of Directors for election to our Board of Directors, reviewing the composition of the Board of Directors and its committees, developing and recommending to the Board of Directors corporate governance guidelines that are applicable to us, and overseeing Board of Directors evaluations. Each member of our Nominating and Corporate Governance Committee is independent under applicable NYSE listing standards.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our Board of Directors held 9 meetings during fiscal 2016. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. Directors are encouraged to attend our annual meetings. All directors then serving on the Board of Directors attended our 2016 annual meeting of stockholders.

Plurality Voting for Directors

The Company’s Bylaws provide for the election of directors by a plurality of the votes validly cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Peter M. Kern	49	Director and Interim Chief Executive Officer
Chandler Bigelow	48	Executive Vice President and Chief Financial Officer
Edward P. Lazarus	57	Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary
Matthew Cherniss	44	President and General Manager, WGN America & Tribune Studios
Lawrence Wert	60	President, Broadcast Media

Mr. Kern’s biography and related information may be found above at “—Continuing Directors—Class II Director—Term Expiring at the 2018 Annual Meeting.” The following is biographical information for each of our other executive officers:

Chandler Bigelow has served as Executive Vice President and Chief Financial Officer since February 2016, after serving as Interim Chief Financial Officer since August 2015. From July 2013 to February 2016, Mr. Bigelow served as Executive Vice President, Chief Business Strategies and Operations Officer, where he helped lead the ongoing transformation of our traditional media businesses, and oversaw our equity investments and real estate portfolio. Mr. Bigelow served as our Executive Vice President, Chief Financial Officer from April 2008 to July 2013, overseeing all corporate finance functions, including financial reporting, tax, audit and treasury, during which period we and 110 of our direct and indirect wholly-owned subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court of the District of Delaware. Prior to that, he served as Vice President, Treasurer with responsibility for our financing activities, cash management, short-term and retirement fund investments and risk-management programs beginning in 2003. Previously, Mr. Bigelow was Assistant Treasurer since 2001 and served as director/corporate finance from 2000 to 2001. He joined Tribune in 1998 as part of the Tribune Financial Development Program and became corporate finance manager in 1999. Prior to Tribune, Bigelow was manager of investor relations for Spyglass, Inc., an internet software company, from 1996 to 1997. In 1994, he co-founded Brainerd Communicators, Inc., an investor relations firm, where he served as vice president through 1995. He is a board member of the Springboard Foundation in Chicago.

Edward P. Lazarus has served as Executive Vice President, General Counsel and Corporate Secretary since January 2013 and was named Chief Strategy Officer in February 2016. From February 2012 to January 2013, he worked as an independent consultant and attorney. He previously served as chief of staff to the chairman of the Federal Communications Commission, Julius Genachowski, from July 2009 to February 2012. In that capacity, he oversaw policy development and implementation, strategic planning, communications, legislative and intergovernmental affairs, and agency management. From 2000 to 2009, Mr. Lazarus practiced law at Akin Gump Strauss Hauer & Feld LLP, where he launched the firm’s appellate section, chaired the national litigation steering committee, and was elected to the management committee. He serves as the Chairman of the board of the directors for the Sequoia Fund.

Matthew Cherniss has served as President and General Manager, WGN America & Tribune Studios since April 2013. Mr. Cherniss previously served as senior vice president, production for Warner Bros. Entertainment Inc., a film, television and music entertainment company from April 2011 to April 2013. From September 2008 to April 2011, Mr. Cherniss served as executive vice president, programming for Fox Broadcasting Company, a commercial broadcast television network. Mr. Cherniss also serves on the board of HRTS, 826LA and the Vista Del Mar Center.

Lawrence Wert has served as President, Broadcast Media since February 2013. Mr. Wert, who has over 30 years of experience in the broadcasting industry, is responsible for overseeing the strategy and day-to-day activities of our 42 owned or operated television stations and our Chicago radio station, WGN. From 1998 to 2011, he was the president and general manager of WMAQ-TV, the NBC-owned and operated station in Chicago. From 2008 to 2011, he additionally served as president of NBC Local Media’s central and western region. From 2011 to 2013, Mr. Wert was executive vice president of station initiatives for 10 NBC-owned stations. Mr. Wert serves on the board of directors for several charities, including the Museum of Broadcast Communications, the Children’s Brittle Bone Foundation and Catholic Charities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our compensation philosophy, summarizes our compensation programs, and reviews compensation decisions made by the Compensation Committee under those programs with respect to our named executive officers for 2016 who are listed in the table below (our “NEOs”):

Name	Title
Peter Liguori(1)	Former, President and Chief Executive Officer
Chandler Bigelow	Executive Vice President and Chief Financial Officer
Lawrence Wert	President, Broadcast Media
Edward P. Lazarus	Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary
John Batter(2)	Former, Executive Vice President, Tribune Media and Chief Executive Officer, Gracenote, Inc. (Divested Subsidiary)

(1)	On January 24, 2017, Mr. Liguori notified the Company of his decision to resign from his positions as President and Chief Executive Officer and member of the Board of Directors. His resignation was effective as of March 1, 2017. A description of the severance benefits that Mr. Liguori received in connection with his termination of employment is included below.
(2)	Mr. Batter’s employment was terminated in connection with the sale of Gracenote, Inc., one of our subsidiaries which was completed on January 31, 2017 (the “Gracenote Sale”). A description of the severance benefits that Mr. Batter received in connection with his termination of employment is included below.

2016 Accomplishments

2016 was a year of continued operational and strategic progress as we continued through our period of realignment as a company. Key actions and accomplishments in 2016 included the following:

•	Produced strong financial performance, including 8% annual consolidated operating revenue growth, annual consolidated operating profit of $433.6 million and $531.1 million of Consolidated Adjusted EBITDA (an increase of 21% from 2015), excluding the Digital and Data businesses sold to Nielsen in early 2017

•	Successfully negotiated and entered into a definitive share purchase agreement for the sale of the Digital and Data business to Nielsen for $560 million in cash, subject to certain purchase price adjustments (receiving $581 million in gross proceeds upon completion of the sale on January 31, 2017)

•	Accelerated our real estate monetization plan, selling several properties for net pretax proceeds totaling $506 million and recognizing a net pretax gain of $213 million

•	Made over $322 million in shareholder distributions through quarterly common stock dividends and share repurchases

Consolidated Adjusted EBITDA is a non-GAAP metric. For a description of Consolidated Adjusted EBITDA, please see Exhibit 99.1 to our Form 8-K filed on March 1, 2017.

We believe that the monetization of real estate assets and the Gracenote Sale enable us to be a more focused television company, uniquely positioned to take advantage of the opportunities presented by a rapidly changing media environment. The efforts of our NEOs were critical to our financial growth and continuing to successfully realize our operational strategies in 2016.

Overview of our Executive Compensation Program

Notable Shareholder-Friendly Provisions in our Executive Compensation Program

•	Majority of NEOs’ compensation is performance-based;

•	Share ownership guidelines of five times annual base salary for our Chief Executive Officer, three times annual base salary for the Presidents of our businesses, one times annual base salary for all other direct reports to our Chief Executive Officer and three times the annual retainer for our Directors;

•	No single-trigger vesting on a change in control for any executives;

•	No change in control excise or other tax gross-up provisions for any executives;

•	Pay opportunities are benchmarked against median practices among the peer companies;

•	No perquisites for any executives; and

•	Assessment of potential compensation-related risks conducted annually.

Pay Philosophy

Our executive compensation program is designed to closely tie pay to performance through compensating our executives for the attainment of short-term operating goals and long-term enterprise strategies that create shareholder value. The Compensation Committee developed our executive pay program in support of the following fundamental pay philosophy guidelines:

•	A significant portion of compensation opportunity should be variable and at risk. The majority of our NEOs’ compensation is variable and at risk and based on the performance of the Company and/or its operating units so that actual compensation delivered to our NEOs is aligned with the actual performance of the Company;

•	Long-term incentives should have a heavier weighting than short-term incentives. The incentive compensation for our NEOs focuses more heavily on long-term, rather than short-term, accomplishments and results;

•	Pay levels and designs should generally be aligned with market norms among companies that are competitors for executive talent; and

•	Management should be aligned with shareholders through equity compensation. Equity-based compensation is used to align the interests of our NEOs with the interests of our shareholders.

Process for Determining Executive Compensation

The Compensation Committee

The Compensation Committee is responsible for reviewing the performance of, and approving compensation awarded to, our Chief Executive Officer and those executives who either report to him or who are subject to the filing requirements of Section 16 of the Securities Exchange Act. The Compensation Committee set the individual performance goals and objectives for 2016 for our Chief Executive Officer, reviewed his performance against these goals, and determined his compensation levels in the context of performance against these goals as well as Company-related goals. The Compensation Committee set performance goals for the Company for 2016 and approved funding formulas for our annual incentive plan in the first quarter of 2017 (as it related to 2016 performance). Long-term incentive awards are reviewed and approved periodically throughout the year to coincide with execution of employment agreements for newly appointed executives, regular annual awards and special awards for interim adjustments, as determined to be appropriate by the Compensation Committee.

The Compensation Consultant

Exequity is the Compensation Committee’s independent compensation consultant. Exequity provides no services to us other than consulting services provided at the direction of the Compensation Committee. Exequity regularly attends Compensation Committee meetings and in 2016 advised on matters including peer group composition, annual and long-term incentive plan design and awards for both executives and non-employee directors, executive severance, employment agreements, share utilization, and technical matters associated with executive compensation. Exequity also provided market data, analysis and advice regarding executive pay and director compensation to the Compensation Committee. The Compensation Committee has reviewed and confirmed Exequity’s independence under applicable stock exchange rules and has determined that no conflicts of interest exist.

The Role of Management

The principal role of supporting the Compensation Committee in the execution of its responsibilities was fulfilled in 2016 by senior members of our Human Resources department. In this capacity, a senior member of our Human Resources department supervised the development of the materials for each Compensation Committee meeting, including market data, individual and Company performance metrics and compensation recommendations for consideration by the Compensation Committee. In addition, our Chief Executive Officer sets the individual performance goals and objectives for our other named executives, reviews their performance against these goals and recommends to the Compensation Committee, as appropriate, annual incentive amounts based on performance against these goals. No member of the management team, including our Chief Executive Officer, has a role in determining his or her own compensation and the Compensation Committee remains solely responsible for setting the compensation of our named executive officers.

Peer Group

The Compensation Committee, in consultation with Exequity, reviewed and considered compensation data from the following industries and companies when reviewing our executive compensation program and determining annual base salaries, target annual bonuses and long-term incentives for 2016:

Broadcasters	Content Creation	Data/Digital
Cumulus Media Inc.	AMC Networks Inc.	IAC/InterActiveCorp
iHeartMedia, Inc.	Cablevision Systems Corporation	Pandora Media, Inc.
Meredith Corporation	Discovery Communications, Inc.	Rovi Corporation
Nexstar Broadcasting Group	DreamWorks Animation, LLC	WebMD Health Corp.
Sinclair Broadcast Group, Inc.	Lions Gate Entertainment Corp.
TEGNA Inc.	Live Nation Entertainment, Inc.
MSG Networks Inc.
Scripps Networks Interactive, Inc.
Starz Inc.

In the Compensation Committee’s view, these companies represent the most relevant competitors for executive talent, as well as for benchmarking pay levels in the context of operationally compatible companies that are comparably sized with Tribune Media. The determination and selection of the peer group companies was based on an analysis of a company’s industry segment, revenue size, geographic footprint, risk profiles, life cycle, and ownership structure in comparison with the Company. Consideration was also given to a company’s status as a direct competitor of the Company (or its offering of similar products or services), and to similarity with the Company in terms of operating character and image.

Comparability of the peer group was assessed in part by conducting a “peer of peer” analysis in addition to a review of the other market and operating characteristics described above. The peer group as a whole had median revenues and other financial and operating characteristics that were generally similar to the Company. After consideration of the analysis and recommendations of Exequity, the Compensation Committee made a few refinements to the peer group it used in the prior year that were intended to bolster the statistical reliability of the current peer group for benchmarking and pay comparison purposes, including adding an additional operationally compatible broadcasting company to the peer group (Nexstar Broadcasting Group) and removing recently acquired data/digital companies from the peer group. The Compensation Committee expects it will make further refinements to the peer group in 2017 to better align it with the Company’s changed operational profile after the divesture of the Digital and Data businesses.

Pay Mix and Competitive Targeting

NEO compensation is heavily weighted towards variable compensation (annual and long-term incentives), and actual amounts earned may differ from targeted amounts based on the Company’s stock price and operational performance as well as individual performance. Each NEO has a target total compensation opportunity that was determined by the Compensation Committee to be appropriate for the individual executive and designed to ensure alignment with our compensation objectives and with market practice. In general, the primary benchmark for aligning total targeted annualized pay (annual base salary and target annual and long-term incentives), as well as each major component of pay, is the median level among similarly-situated executives at the peer group companies.

The employment agreement of each of our NEOs provides for specified amounts of annual base pay, target annual bonus, and target annual long-term incentive grant values. As reflected in the following charts, at least 74% of the Chief Executive Officer’s annual compensation (determined at target) and at least 70% of the other NEOs’ annual compensation (determined at target) is intended to be variable with performance, including stock price performance.

As further described below, in 2016, Messrs. Liguori, Lazarus, Bigelow and Wert each received a supplemental equity grant to incentivize performance and retention during a key strategic and transitional period for the Company. If the values of these supplemental grants had been included in the above pie charts, the percentage of total pay represented by long-term incentives would be higher than the percentages reflected above.

Components of the Compensation Program

The target total compensation opportunity for NEOs is comprised of both fixed (base salary) and variable (annual and long-term incentive) compensation. In addition, each NEO is eligible for benefits applicable to employees generally. Perquisites are not provided to our NEOs.

Base Salary

Base salaries are established based on peer company data, internal pay equity and each NEO’s level of responsibility, experience, expertise and performance and are reviewed annually, upon promotion, or following a change in job responsibilities. Our NEOs’ base salaries are generally targeted at the median level of the peer group described above to facilitate recruiting and retention through our period of business realignment. The employment agreements for each of our NEOs provide for an initial base salary rate that can be adjusted upward each year in the sole discretion of the Compensation Committee based on any of the above-referenced criteria. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

In 2016, with the objective of ensuring executive team stability and dedicated focus through the impending review and execution of strategic alternatives announced in early 2016, the Company entered into new employment agreements with Messrs. Liguori, Bigelow and Lazarus, effective January 1, 2016, and with Mr. Wert, effective July 18, 2016. The material terms of the employment agreements are summarized below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments Upon Termination or Change in Control”. In connection with the employment agreements, the Compensation Committee approved the following base salary increases: an increase to $700,000 for Mr. Bigelow in recognition of his being appointed Chief Financial Officer, an increase to $850,000 for Mr. Wert in recognition of his additional responsibilities in 2016, and an increase to $750,000 for Mr. Lazarus in recognition of his additional responsibilities as the Company’s new Chief Strategy Officer. The base salaries of Messrs. Liguori and Batter were not increased in 2016.

Annual Incentives

The Company’s annual incentive plan, the Management Incentive Plan (“MIP”), is designed to provide an opportunity for our key management employees to earn incentive awards tied to the achievement of annual performance goals. The MIP aligns the focus of key executives with Company-wide and business unit-specific financial and operating measures and is the key compensation tool for aligning short-term realized pay for our management team with the attainment of key operating goals. The structure and performance goals under the MIP for our NEOs are substantially the same as those for our broader management team. Each MIP participant has a specified target and maximum bonus opportunity. Consistent with our pay philosophy, target MIP awards for our NEOs are generally benchmarked against the median level of those at our peer companies.

In 2016, the Compensation Committee approved increases in the target annual bonus opportunities for Messrs. Bigelow, Wert and Lazarus to $700,000, $1,000,000 (effective beginning with fiscal year 2017, with an increased target of $925,000 applying in 2016) and $750,000, respectively, in recognition of each of their respective increased job responsibilities and new positions. These target annual bonuses are set forth in their respective employment agreements, which are further summarized below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments Upon Termination or Change in Control”. Unlike their previous employment agreements, the new employment agreements with Messrs. Liguori, Bigelow, Wert and Lazarus tie the amount of bonus earned directly to the degree of achievement of performance goals, and do not require payment of a target annual bonus if actual performance is within the range of 80-120%. The target annual bonus opportunities for Messrs. Liguori and Batter were not increased in 2016.

Actual funding of the MIP pool is based solely on the Company’s achievement of specified performance metrics. For 2016, the performance metric that applied to the MIP was the Company’s earnings from continuing operations before income taxes, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance related to reductions in force, non-operating items, gains on sales of real estate, other intangible asset and program impairments and other non-cash charges and reorganization costs (“Compensation Adjusted EBITDA”). Following the end of the fiscal year, the Compensation Committee determines the achievement of the Compensation Adjusted EBITDA goal and the funding of the bonus pool. Once the bonus pool is funded, individual performance of each of our NEOs against their pre-established individual goals may be taken into account by the Compensation Committee in determining actual bonuses under the MIP, but was not so taken into account with respect to annual incentives for 2016 and did not result in any adjustments to the amounts earned based on the Compensation Adjusted EBITDA metric.

Compensation Adjusted EBITDA was used as the performance metric for the 2016 bonus plan funding because the Compensation Committee believes it appropriately measures our consolidated operating results, our success in repositioning operations, and efforts to optimize revenue growth and cost containment in a rapidly evolving business climate. The above-described adjustments to GAAP measures of financial results were made to help ensure that bonus goals and earnings were intimately tied to performance objectives that are directly within the control of our NEOs to influence.

The table below shows the levels of Compensation Adjusted EBITDA required in order to fund the 2016 MIP. Threshold Compensation Adjusted EBITDA is the level of performance below which no awards are earned. Maximum Compensation Adjusted EBITDA is the level of performance at which maximum funding occurs. Levels of funding between threshold and maximum are determined using linear interpolation. Under the terms of the MIP, if actual achievement of Compensation Adjusted EBITDA in 2016 was below 80% of the targeted amount, then the MIP would not be funded and our NEOs would not be paid a bonus for 2016.

2016 Management Incentive Plan Performance Ranges ($ in millions)
	Threshold Performance (80%)	Target Performance (100%)	Maximum Performance (120%)	Actual Performance (94%)
Compensation Adjusted EBITDA	$512.8	$641.0	$769.2	$601.4
Payout as a % of target	50%	100%	150%	85%

2016 Performance Against MIP Targets

Actual 2016 Compensation Adjusted EBITDA was $601.4 million, which represented 94% of target for the year (which target was set at a 27% increase over the 2015 actual amount). Based on Company performance, payment under the MIP for each of our NEOs for 2016 (other than Mr. Batter) was as follows:

	Target Bonus Opportunity	2016 MIP Payment
Peter Liguori	$1,500,000	$1,275,000
Chandler Bigelow	$700,000	$595,000
Lawrence Wert	$925,000	$786,250
Edward Lazarus	$750,000	$637,500

In connection with the Gracenote Sale, the Compensation Committee approved the payment to Mr. Batter of his target bonus of $800,000 in lieu of any payment he might have otherwise received under the MIP.

Long-Term Incentives

Our long-term incentive program is designed to motivate and reward sustained attainment of key operating goals, deliver long-term compensation, the value of which is tied to creating value for shareholders, promote stock ownership among senior leaders and encourage retention of key executives. Our long-term incentive program is a key tool in aligning executive pay with the successful repositioning of the Company and value creation on behalf of shareholders. This emphasis is apparent in the mix of compensation, with long-term equity-based incentive compensation generally making up approximately 50% of the total targeted annual compensation of our Chief Executive Officer and approximately 40% of the total targeted annual compensation of our other

NEOs as a group. The Company made equity grants under the Tribune Company 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) since its emergence from bankruptcy until shareholder approval of the Tribune Media Company 2016 Incentive Compensation Plan (the “2016 Incentive Compensation Plan”) in May 2016, after which equity grants were made under the 2016 Incentive Compensation Plan.

To motivate and balance the design objectives described above, the long-term equity incentive program is a “portfolio” of three equity-based vehicles—stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”)—that, in combination, provide competitive incentives with strong performance ties and alignment with shareholder value creation. The Committee typically makes annual grants of long-term equity incentive awards in February of each year.

In 2016, in connection with their respective changes in titles and increased job responsibilities as described above, the Compensation Committee approved an increase in the annual long-term incentive grant values for each of Messrs. Bigelow, Wert and Lazarus to $1,000,000, $850,000, and $1,000,000, respectively. These values are set forth in each NEO’s employment agreement, with the grant date fair value divided 30% to RSUs, 40% to PSUs and 30% to stock options. For an individualized breakdown of each NEO’s incentive compensation mix, see the section describing our NEOs’ employment agreements in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

As noted above under “—Overview of the Compensation Program—Pay Mix and Competitive Targeting,” the portion of total targeted pay actually delivered through long-term equity incentives in 2016 for Messrs. Liguori, Bigelow, Wert and Lazarus was higher than the regularly intended annual percentages described above (approximately 50% for our Chief Executive Officer and 40% for our other NEOs). This was a result of the additional performance share unit awards (or in the case of Mr. Wert, premium-priced stock options) granted to them in 2016 to further tighten the alignment of their overall pay opportunities with shareholder value creation and to further incentivize performance and retention during a key strategic and transitional period for the Company.

Performance Share Units

PSUs provide recipients with the ability to earn long-term incentive value based on the extent to which performance goals are achieved throughout the three-year cycle established for each award. PSUs are granted in order to motivate performance toward critical operating objectives, with payment of earned values tied directly to stock price and deferred until the close of the full three-year cycle in order to strengthen shareholder alignment and support retention of key talent.

With the exception of the supplemental PSUs granted to Messrs. Liguori, Bigelow and Lazarus (described below), PSUs granted in 2016 to our NEOs other than Mr. Batter are tied one-third to Compensation Adjusted EBITDA performance in 2016 and one-third to performance goals for 2017 and 2018 that will be established in the first quarter of 2017 and 2018 respectively. Mr. Batter’s 2016 PSUs are tied to Compensation Adjusted EBITDA performance for the Digital and Data business unit (Digital and Data Compensation Adjusted EBITDA). PSUs vest fully at the end of a three-year cycle during which participants have the opportunity to earn between 0% and 200% of the target PSU award based on the attainment of performance goals. No PSUs are earned if threshold levels of performance are not attained. The actual amount that an NEO can earn with respect to PSU awards for the 2016 award cycle (2016-2018 performance period) will be based on the average level of performance attained in 2016, 2017 and 2018 in relation to the respective performance goals established for 2016, 2017 and 2018 and will be paid following the end of 2018.

While some variations in long-term incentive grant mix exist due to individualized negotiations with our executives, the general pay philosophy provides for 40% of our NEOs’ total long-term incentive grant value to be comprised of PSUs.

The 2016 Compensation Adjusted EBITDA goals define the targeted level of performance, as well as the threshold level (below which no PSU value will be earned for the 2016 period) and the maximum level (which establishes the highest level of PSU value that may be earned for the 2016 period). The performance goals for the 2017 and 2018 periods within the performance period under the 2016-2018 performance cycle will similarly define targeted, threshold, and maximum levels of performance and payout.

The 2016 PSU awards were granted in May of 2016 after shareholders approved our 2016 Incentive Compensation Plan, and the 2016 performance goals were established in the first quarter of 2016. We expect the performance goals for each of the 2017 and 2018 portions of the 2016-2018 three-year PSU cycle will be set in the first quarter of each respective year.

The table below shows the levels of Compensation Adjusted EBITDA required in order to earn the portion of the 2016-2018 PSU awards that was based on 2016 performance. Likewise, each 2016 tranche of any outstanding three-year cycle PSU awards granted in 2014 and 2015 will also vest based on achievement of the 2016 performance goals set forth below. Threshold Compensation Adjusted EBITDA is the level of performance below which no awards are earned. Maximum Compensation Adjusted EBITDA is the level of performance at which maximum funding occurs. Levels of funding between threshold and maximum are determined using linear interpolation.

2016 Performance Share Unit Performance Ranges ($ in millions)
	Threshold Performance (80%)	Target Performance (100%)	Maximum Performance (120%)	Actual Performance (94%)
Consolidated Compensation Adjusted EBITDA	$512.8	$641.0	$769.2	$601.4
Payout as a % of target	50%	100%	200%	85%

The table below illustrates the 2016 PSU targets and achievement for grants tied to Data and Digital Compensation Adjusted EBITDA.

2016 Performance Share Unit Performance Ranges ($ in millions)
	Threshold Performance (80%)	Target Performance (100%)	Maximum Performance (120%)	Actual Performance (96%)
Digital and Data Compensation Adjusted EBITDA	$40.8	$51.0	$61.2	$48.8
Payout as a % of target	50%	100%	200%	89%

As described below under “—Potential Payments Upon Termination or Change in Control”, Mr. Batter’s outstanding equity awards were fully vested in connection with his termination from employment in connection with the Gracenote Sale, with any unearned PSUs (including his 2016 PSUs) vesting at the target amount.

Restricted Stock Units

RSUs granted to NEOs in 2016 vest ratably over four years, subject to continued employment with us. RSUs help establish an immediate ownership stake and fluctuate in value (up or down) based on the creation of shareholder value. In addition, RSUs serve as a strong retention incentive for key talent. While some variations in grant mix exist due to individualized hiring negotiations with new executives, the general pay philosophy provides for 30% of our NEOs’ total long-term incentive grant value to be comprised of RSUs.

Stock Options

With the exception of the supplemental stock options granted to Mr. Wert (described below), stock options granted in 2016 vest ratably over four years and have a ten-year term. Stock options deliver value to our NEOs only if the Company’s stock price rises above the grant-date price. Stock options are issued with an exercise price equal to the fair market value of a share of the Company’s Class A common stock on the date of grant and cannot be repriced or reloaded without shareholder approval. While some variations in grant mix exist due to individualized hiring negotiations with our executives, the general pay philosophy provides for 30% of our NEOs’ total long-term incentive grant value to be comprised of stock options.

Supplemental Long-Term Incentive Grants in 2016

In order to motivate maximum shareholder value creation over the next two years, in 2016 the Compensation Committee approved a grant of 130,042 supplemental PSUs to Mr. Liguori, 42,187 supplemental PSUs to each of Messrs. Bigelow and Lazarus, and 100,000 supplemental stock options to Mr. Wert.

The supplemental PSUs are eligible to vest, proportionally, if a closing stock price of the Company’s Class A common stock is maintained for 10 consecutive trading days that equals or exceeds $44 and each increment of $2 thereafter, up to a maximum of $64, as adjusted for dividends declared (each such increment, a “Stock Price Hurdle”) during a two-year performance period from March 1, 2016 until March 1, 2018. The minimum and maximum Stock Price Hurdles described above have been subsequently adjusted to reflect quarterly dividends declared in 2016 and the special dividend declared in 2017 and will continue to be further adjusted for subsequent dividends declared. None of the supplemental PSUs will vest unless the minimum Stock Price Hurdle is achieved, one-eleventh of the supplemental PSUs will vest upon achievement of the minimum Stock Price Hurdle, and additional supplemental PSUs, in one-eleventh increments, will vest upon achievement of each successive Stock Price Hurdle. In the event that an executive is terminated by us without cause, by him for good reason or as a result of death or disability, the supplemental PSUs will remain outstanding and will continue to vest to the extent that any previously unattained Stock Price Hurdle is achieved prior to the one-year anniversary of the executive’s termination (or, if earlier, the conclusion of the performance period), and using linear interpolation between Stock Price Hurdles at the end of this period. In the event that a change in control occurs prior to the end of the performance period or within one year following the end of the performance period pursuant to a definitive agreement entered into during the performance period, the unvested supplemental PSUs then outstanding will vest to the extent that the highest price per share paid for the Company’s common stock in connection with the change in control exceeds a previously unattained Stock Price Hurdle. No Stock Price Hurdle will be counted twice.

The supplemental stock options will vest if Mr. Wert remains employed by the Company through December 31, 2018, but will deliver value to him only if the Company’s stock price rises above the exercise price of $44 ($37.01 after the special dividend related adjustments described below), which was a substantial premium on the fair market value of the underlying shares on the date of grant.

Regular Quarterly Dividend Equivalents

In 2016, regularly quarterly dividend equivalents were approved and accrued on all outstanding RSUs and PSUs on the regular quarterly dividend payment dates. These quarterly dividend equivalents will vest as and with the RSUs and PSUs with respect to which they were granted (i.e., no dividend equivalents will be paid unless and until the underlying equity award is earned and/or vests).

Special Dividend Adjustments

In connection with the special dividend made by the Company on February 3, 2017 to holders of the Company’s Class A common stock, and consistent with typical practices, the Compensation Committee approved adjustments to outstanding stock options, RSUs and PSUs granted under the 2013 Equity Incentive Plan and under the 2016 Incentive Compensation Plan to prevent dilution of those equity awards. These adjustments applied a ratio representing the relative value of the closing price of a share of the Company’s Class A common stock on January 10, 2017, the trading day immediately preceding the ex-dividend date of the special dividend, and the opening price of a share of the Company’s Class A common stock on January 11, 2017, the ex-dividend date of the special dividend. The difference in these values was $5.71, and the resulting adjustment ratio was

118.9%. Consistent with typical practices with respect to adjustments to outstanding equity-based awards in the context of a special dividend, the number of outstanding stock options, RSUs and PSUs was increased by this ratio (rounded down to the nearest whole share), and the exercise price of outstanding stock options was decreased by this ratio (rounded up to the nearest whole cent).

Executive Benefits and Perquisites

NEOs are eligible for the same benefits as full-time employees generally, including life, health, and disability insurance and 401(k) retirement benefits. We do not offer supplemental executive benefits or perquisites of any kind.

Amendment to Letter Agreement and Separation Agreement with Mr. Batter

On December 22, 2016, the Company entered into a letter agreement with Mr. Batter in connection with the Gracenote Sale, modifying certain provisions of Mr. Batter’s employment agreement with the Company. Pursuant to the letter agreement, if Mr. Batter’s employment was terminated without cause in connection with the Gracenote Sale, he would be paid the severance and benefits provided under his employment agreement. The letter agreement also provided that the Gracenote Sale would be treated as a change in control under Mr. Batter’s employment agreement if consummated on or before December 31, 2017, with the effect that a qualifying termination of Mr. Batter’s employment in connection with the Gracenote Sale would result in the acceleration of all of his then unvested equity awards. The Company also agreed to pay Mr. Batter his target bonus amount for 2016 in lieu of any other annual bonus for 2016.

Mr. Batter’s employment with the Company was terminated in connection with the completion of the Gracenote Sale on January 31. 2017. In connection with Mr. Batter’s termination of employment, the Company entered into a separation agreement with Mr. Batter, pursuant to which Mr. Batter received the compensation and benefits payable under his employment agreement with the Company, as amended, as summarized below under “—Potential Payments Upon Termination or Change in Control”.

Separation Agreement with and Resignation of Mr. Liguori

On January 24, 2017, the Company entered into a separation agreement with Mr. Liguori, pursuant to which Mr. Liguori was entitled to receive the compensation and benefits payable under his employment agreement in connection with a termination of employment for good reason as summarized below under “—Potential Payments Upon Termination or Change in Control”. Mr. Liguori resigned effective as of March 1, 2017.

Other Compensation-Related Matters

Tax Effects of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for a company’s named executive officers, other than its chief financial officer, unless compensation qualifies as performance-based under such section. The Compensation Committee considers the impact of limitations on deductibility due to Section 162(m) of the Code, although it has and may continue to grant awards that are not intended to be fully deductible under Section 162(m) of the Code when it believes that other considerations outweigh the tax deductibility of the compensation.

Accounting Considerations

The accounting impact of our executive compensation program is one of several factors that the Compensation Committee considers in determining the structure and size of our executive compensation program. In general, the Company records cash compensation as an expense at the time the obligation is accrued, and accounts for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or “ASC 718”, which requires us to estimate and record an expense over the service period of the equity award.

Response to Advisory Vote on Executive Compensation

In May 2016, we conducted an advisory vote on executive compensation. This non-binding, advisory vote was supported by a large majority of our stockholders (86.7% of votes cast).

We view the positive results of the advisory vote as supportive for our historical compensation practices and of the manner in which our Compensation Committee evaluates and implements our pay-for-performance philosophy. With this in mind, the Compensation Committee decided to continue our core compensation practices described above, including annual and long-term incentive practices. The Compensation Committee continually evaluates our compensation practices so as to best align the interests of our named executive officers with those of our stockholders, and will continue to do so. Our Board, Compensation Committee and management team value the opinions of our stockholders and are committed to considering their opinions in making these important decisions.

Compensation Risk Assessment

During 2016, the Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table summarizes the total compensation awarded to, earned by, or paid to our NEOs for each of the 2014, 2015 and 2016 fiscal years.

Name	Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Peter Liguori	Former President, and Chief Executive Officer	2016	1,600,000		3,903,099	899,994	1,275,000		10,600	7,688,693
		2015	1,600,000		3,883,874	1,068,885	1,500,000		10,600	8,063,359
		2014	1,597,308		8,351,167	11,550,449	1,500,000		10,400	23,009,324

Chandler Bigelow	EVP and Chief	2016	700,000		1,217,827	299,996	595,000	1,508	10,600	2,824,931
	Financial Officer	2015	575,000	104,000	350,374	207,829	550,000		10,600	1,797,803
		2014	575,000	300,000	1,840,815	1,888,255	550,000	3,027	10,187	5,167,284

Lawrence Wert	President,	2016	812,705		421,093	1,049,996	786,250		10,600	3,080,644
	Broadcast Media	2015	700,000		915,330	249,399	700,000		10,600	2,575,329
		2014	700,000	100,000	1,260,128	1,518,328	700,000		10,400	4,288,856

Edward Lazarus	EVP, General	2016	750,000		1,243,833	299,996	637,500		10,600	2,941,929
	Counsel, Chief	2015	682,308		965,786	267,192	690,000		10,600	2,615,886
	Strategy Officer and Corporate Secretary	2014	643,910		2,073,542	1,914,175	650,000		9,878	5,291,505

John Batter(1)	Former Vice	2016	800,000		794,630	299,996	800,000		10,600	2,705,226
	President and Chief Executive Officer, Gracenote Inc.	2015	800,000		825,322	356,271	824,000		10,600	2,816,193

(1)	Mr. Batter was not an NEO in 2014.
(2)	For 2015, the amount in this column represents a supplemental bonus of $104,000 granted to Mr. Bigelow for his additional service as interim CFO. For 2014, the amounts in this column represent additional bonus payments to Messrs. Bigelow and Wert approved by the Compensation Committee related to extraordinary performance in 2014.
(3)	The amounts in these columns represent the grant date fair value of awards granted under the 2013 Equity Incentive Plan or the 2016 Incentive Compensation Plan, as applicable, determined in accordance with ASC 718, modified to exclude the effect of estimated forfeitures. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The grant date values of PSUs have been determined based on the probable outcome of the performance conditions associated with the awards. The value of the PSUs granted in 2016 (both the annual and supplemental awards) on the grant date, assuming the highest level of achievement of the performance conditions associated with the awards, was: Mr. Liguori, $6,721,558; Mr. Bigelow, $2,067,751; Mr. Wert, $422,225 (Mr. Wert did not receive a supplemental PSU award); Mr. Lazarus, $2,119,764; and Mr. Batter, $989,264 (Mr. Batter did not receive a supplemental PSU award).
(4)	Awards of the 2013 PSUs were formally approved and communicated to each of the NEOs (other than Mr. Bigelow and Mr. Batter) in 2013 but, because the performance metrics were not established in 2013, no accounting expense occurred in the 2013 fiscal year. Accordingly, the aggregate grant date fair value of the 2013 tranche of the 2013 PSUs is reflected in the 2014 fiscal year rows of this column because the performance metrics for such 2013 PSUs were established in 2014. Likewise, the aggregate grant date fair value of Mr. Batter’s 2014 PSUs is represented in the 2015 fiscal year row of this column because the performance metrics for his 2014 PSUs were established in 2015. The aggregate grant date fair values of the 2014 tranche of the 2013 PSUs and, with the exception of Mr. Batter’s 2014 PSUs, the 2014 PSUs are reflected in the 2014 fiscal year rows of this column. The aggregate grant date fair values of the 2015 tranche of the 2013 PSUs, 2014 PSUs and 2015 PSUs are reflected in the 2015 fiscal year rows of this column. The aggregate grant date fair values of the 2016 tranche of the 2014 PSUs, 2015 PSUs and 2016 PSUs are reflected in the 2016 fiscal year rows of this column. For additional information, see Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. For 2015, amounts also include the incremental value attributable to the addition of a right to dividend equivalents with respect to RSUs and PSUs. No amounts have been included with respect to dividend equivalents credited with respect to RSUs and PSUs for 2016 because the right to receive such dividend equivalents was factored into the grant date value of the awards, or the awards amended in 2016, as applicable. For additional information, see Note 17 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(5)	The amounts in this column represent bonuses earned under the MIP. For additional information concerning the MIP, see “Components of the Compensation Program—Annual Incentives.”
(6)	Represents the increase in actuarial present value of Mr. Bigelow’s pension benefit in the 2014 and 2016. In 2015, there was a decrease in the actuarial present value of Mr. Bigelow’s pension benefit of $609. For more information see the “Pension Benefits” table.
(7)	The amounts in this column represent contributions made by us under our 401(k) savings plan.

Grants of Plan-Based Awards for Fiscal Year 2016

The following table shows certain information regarding grants of plan-based awards to our NEOs during the 2016 fiscal year.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(6)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Awards: Numbers of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Stock Price at Close of Market on Date of Grant ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Executive	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter Liguori	MIP		$750,000	$1,500,000	$2,250,000
	2013 Equity Incentive Plan	2/8/2016								122,950	$29.16	$29.16	$899,994
	2013 Equity Incentive Plan	2/8/2016							30,864				$899,994
	2013 Incentive Compensation Plan	2/24/2016				3,000	5,999	11,998					$185,729
	2013 Incentive Compensation Plan	2/24/2016				3,248	6,496	12,992					$201,116
	2016 Incentive Compensation Plan	5/5/2016					130,042						$2,098,169
	2016 Incentive Compensation Plan	5/5/2016				6,859	13,717	27,434					$518,091

Chandler Bigelow	MIP		$350,000	$700,000	$1,050,000
	2013 Equity Incentive Plan	2/8/2016								40,983	$29.16	$29.16	$299,996
	2013 Equity Incentive Plan	2/8/2016							10,288				$299,998
	2013 Equity Incentive Plan	2/24/2016				501	1,001	2,002					$30,991
	2013 Equity Incentive Plan	2/24/2016				541	1,082	2,164					$33,499
	2016 Incentive Compensation Plan	5/5/2016					42,187						$680,655
	2016 Incentive Compensation Plan	5/5/2016				2,286	4,572	9,144					$172,684

Lawrence Wert	MIP		$462,500	$925,000	$1,387,500
	2016 Equity Incentive Plan	8/3/2016								100,000	$44.00	$37.18	$840,000
	2013 Equity Incentive Plan	2/8/2016								28,688	$29.16		$209,996
	2013 Equity Incentive Plan	2/8/2016							7,201				$209,981
	2013 Equity Incentive Plan	2/24/2016				700	1,400	2,800					$43,344
	2013 Equity Incentive Plan	2/24/2016				758	1,515	3,030					$46,904
	2016 Incentive Compensation Plan	5/5/2016				1,600	3,200	6,400					$120,864

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(6)			All other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Awards: Numbers of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)	Stock Price at Close of Market on Date of Grant ($)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Executive	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward Lazarus	MIP		$375,000	$750,000	$1,125,000
	2013 Equity Incentive Plan	2/8/2016								40,983	$29.16	$29.16	$299,996
	2013 Equity Incentive Plan	2/8/2016							10,288				$299,998
	2013 Equity Incentive Plan	2/24/2016				650	1,300	2,600					$40,248
	2013 Equity Incentive Plan	2/24/2016				812	1,623	3,246					$50,248
	2016 Incentive Compensation Plan	5/5/2016					42,187						$680,655
	2016 Incentive Compensation Plan	5/5/2016				2,286	4,572	9,144					$172,684

John Batter	MIP		$400,000	$800,000	$1,200,000
	2013 Equity Incentive Plan	2/8/2016								40,983	$29.16	$29.16	$299,996
	2013 Equity Incentive Plan	2/8/2016							10,288				$299,998
	2013 Equity Incentive Plan	2/24/2016				2,182	4,363	8,726					$135,078
	2013 Equity Incentive Plan	2/24/2016				1,624	3,247	6,494					$100,527
	2016 Incentive Compensation Plan	5/5/2016				3,429	6,858	13,716					$259,027

(1)	The amounts in this column represent threshold, target and maximum payout levels under the MIP for the fiscal year ended December 31, 2016. See “—Components of the Compensation Program—Annual Incentives” for a description of the MIP.
(2)	The amounts in this column represent PSUs granted under the 2016 Incentive Compensation Plan and the 2013 Equity Incentive Plan. See “—Components of the Compensation Program—Long-Term Incentives” for a description of these awards.
(3)	The amounts in this column represent RSUs granted under the 2013 Equity Incentive Plan. RSUs vest ratably over four years, subject to continued employment.
(4)	The amounts in this column represent nonqualified stock options granted under the 2016 Incentive Compensation Plan and the 2013 Equity Incentive Plan. Stock options vest ratably over four years, subject to continued employment.
(5)	Mr. Wert was granted a premium-priced option in 2016 with an exercise price greater than the closing price of a share of our Class A common stock on the date of grant. The amounts in this column are valued based on the aggregate grant date fair value computed in accordance with ASC 718, modified to exclude the effect of estimated forfeitures. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. See footnotes 3 and 4 to the Summary Compensation Table.
(6)	The number of awards, and stock and exercise prices, shown in these columns represent the 2016 tranche of the 2014 and 2015 PSU grants. For additional information concerning these awards, see footnote 4 of the Summary Compensation Table above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with each of our NEOs. The material terms of these employment agreements are described below. In addition, each of the employment agreements provides for certain payments and benefits upon terminations of employment, as described below under “—Potential Payments Upon Termination or Change in Control.”

Peter Liguori

Effective January 1, 2016, we entered into an employment agreement with Mr. Liguori, which superseded and replaced his employment agreement dated as of January 2, 2013 and amended on April 2, 2015. The term of the agreement was non-renewing and expired on December 31, 2017. Pursuant to the agreement, Mr. Liguori was entitled to receive an annual base salary of at least $1,600,000, subject to upward adjustment in the sole discretion of the Board, and was entitled to have the opportunity to earn an annual cash bonus with a target of $1,500,000, based on the achievement of performance goals determined by the Compensation Committee or the Board after consultation with Mr. Liguori. Pursuant to the agreement, for each year during the term, Mr. Liguori was entitled to receive a long-term incentive grant having an aggregate grant date fair market value of $3,000,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental sign-on grant of PSUs subject to shareholder approval of the Company’s 2016 Incentive Compensation Plan, which PSUs were granted to Mr. Liguori in 2016 subject to the vesting conditions described above under “—Supplemental Long-Term Incentive Grants in 2016”. Mr. Liguori was entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan. As described above, Mr. Liguori’s employment with us terminated on March 1, 2017.

Chandler Bigelow

Effective January 1, 2016, we entered into an employment agreement with Mr. Bigelow, which superseded and replaced his employment agreement dated as of November 20, 2013 and amended on April 2, 2015. The term of the agreement is non-renewing and expires on December 31, 2017. Pursuant to the employment agreement, Mr. Bigelow will receive an annual base salary of at least $700,000, subject to upward adjustment in the sole discretion of the Company, and will have the opportunity to earn an annual cash bonus with a target of $700,000, based on the achievement of performance goals determined by the Company. Pursuant to the agreement, for each year during the term, Mr. Bigelow will receive a long-term incentive grant having an aggregate grant date fair market value of $1,000,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental sign-on grant of PSUs subject to shareholder approval of the Company’s 2016 Incentive Compensation Plan, which were granted to Mr. Bigelow in 2016 subject to the vesting conditions described above under “—Supplemental Long-Term Incentive Grants in 2016”. Pursuant to the agreement, if Mr. Bigelow remains continuously employed by the Company through December 31, 2017, he will receive a retention bonus equal to $1,400,000, to be paid in substantially equal installments during the 12-month period following the expiration of the agreement. This amount is intended to be paid in place of the cash severance payments Mr. Bigelow otherwise would be entitled to in connection with certain terminations of his employment prior to the expiration of the term of the agreement (as described under “—Potential Payments Upon Termination or Change in Control” below), and will not be paid in duplication of such benefits. Mr. Bigelow is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

Lawrence Wert

Effective July 18, 2016, we entered into an employment agreement with Mr. Wert, which superseded and replaced Mr. Wert’s employment agreement dated as of February 12, 2013 and amended on April 6, 2015. The initial term of the agreement expires on December 31, 2018. Mr. Wert will receive an annual base salary of at least $850,000, subject to upward adjustment in the sole discretion of the Board, and will have the opportunity to earn an annual cash bonus with a target of $925,000 for the 2016 fiscal year, and of $1,000,000 for the 2017 and 2018 fiscal years, in each case, based on the achievement of performance goals determined by the Compensation Committee or the Board. Pursuant to the agreement, for each year during the term, Mr. Wert will receive a long-term incentive grant having an aggregate grant date fair market value of $850,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental sign-on grant of stock options, which were granted to Mr. Wert subject to the vesting conditions described above under “—Supplemental Long-Term Incentive Grants in 2016”. Mr. Wert is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

Edward P. Lazarus

Effective January 1, 2016, we entered into an employment agreement with Mr. Lazarus, which superseded and replaced Mr. Lazarus’s employment agreement dated as of January 17, 2013 and amended on April 6, 2015. The term of the agreement is non-renewing and expires on December 31, 2017. Pursuant to the employment agreement, Mr. Lazarus will receive an annual base salary of at least $750,000, subject to upward adjustment by the Board in its sole discretion, and will have the opportunity to earn an annual cash bonus with a target of $750,000 based on the achievement of performance goals determined by the Compensation Committee or the Board after consultation with Mr. Lazarus. Pursuant to the agreement, for each year during the term, Mr. Lazarus will receive a long-term incentive grant having an aggregate grant date fair market of $1,000,000, divided 30% in the form of RSUs, 40% in the form of PSUs and 30% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. The agreement also provided for a one-time supplemental sign-on grant of PSUs subject to shareholder approval of the Company’s 2016 Incentive Compensation Plan, which were granted to Mr. Lazarus in 2016 subject to the vesting conditions described above under “—Supplemental Long-Term Incentive Grants in 2016”. Pursuant to the agreement, if Mr. Lazarus remains continuously employed by the Company through December 31, 2017, he will receive a retention bonus equal to $1,500,000, to be paid in substantially equal installments during the 12-month period following the expiration of the agreement. This amount is intended to be paid in place of the cash severance payments Mr. Lazarus otherwise would be entitled to in connection with certain terminations of his employment prior to the expiration of the term of the agreement (as described under “—Potential Payments Upon Termination or Change in Control” below), and will not be paid in duplication of such benefits. Mr. Lazarus is entitled to participate in our benefit plans and programs, including any medical, dental and life insurance benefits and our 401(k) plan.

John Batter

On July 27, 2014, we entered into a letter agreement with Mr. Batter. The agreement provided for an initial three-year term expiring August 31, 2017, after which time the agreement automatically renewed for one-year terms, until either party notified the other of its intention not to further extend the term of employment. Pursuant to the agreement, Mr. Batter was entitled to receive an annual base salary of at least $800,000, subject to upward adjustment in the sole discretion of the Company, and he was entitled to have the opportunity to earn an annual cash bonus with a target of $800,000, based on the achievement of performance goals determined by the Board after consultation with Mr. Batter. Mr. Batter’s agreement provided that he was entitled to receive an annual long-term incentive grant having an aggregate grant date fair market value of $1,200,000, divided 25% in the form of RSUs, 50% in the form of PSUs and 25% in the form of stock options, with RSUs and stock options to vest ratably over a four-year period, and PSUs to have a three-year performance period. Mr. Batter was entitled to participate in our benefit plans and programs, including any medical, dental and life insurance and our 401(k) plan.

On September 25, 2015, we amended Mr. Batter’s letter agreement to provide for certain benefits in connection with a termination by us without cause or by him for good reason following a change in control, and on December 22, 2016, we further amended Mr. Batter’s letter agreement to address the treatment of his incentive compensation and to provide for certain benefits in connection with the Gracenote Sale, all as described further below under “—Potential Payments Upon Termination or Change in Control.” As described above, Mr. Batter’s employment with us terminated in connection with the Gracenote Sale.

Outstanding Equity Awards at Fiscal Year End 2016

The following table shows certain information regarding outstanding equity awards held by named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)(11)		Market Value of Shares That Have Not Vested ($)(12)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(15)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(16)
Peter Liguori(20)	37,935	12,645	(2)	48.33	05/07/2023	9,314	(2)	325,813	40,758	(17)	1,425,720
	146,406	146,407	(3)	66.69	02/11/2024	13,501	(2)	472,277	130,042	(18)	4,548,869
	15,360	15,362	(3)	71.56	03/05/2024	17,666	(13)	617,962	83,957	(19)	2,936,801
	11,204	33,613	(4)	52.41	02/11/2025	22,965	(2)	803,321
	0	122,950	(5)	29.16	02/08/2026	7,058	(3)	246,875
						1,175	(3)	41,115
						13,468	(4)	471,107
						31,701	(5)	1,108,908

Chandler Bigelow	8,427	2,812	(6)	48.33	05/07/2023	2,071	(6)	72,427	6,791	(17)	237,547
	23,424	23,426	(3)	66.69	02/11/2024	1,245	(6)	43,566	42,187	(18)	1,475,701
	2,986	2,987	(3)	71.56	03/05/2024	6,124	(6)	214,209	27,985	(19)	978,910
	2,178	6,536	(4)	52.41	02/11/2025	1,372	(3)	47,992
	0	40,983	(5)	29.16	02/08/2026	229	(3)	8,011
						2,944	(13)	102,988
						2,620	(4)	91,632
						10,567	(5)	369,636

Lawrence Wert	8,850	2,952	(7)	48.33	05/07/2023	2,173	(7)	76,012	9,508	(17)	332,580
	17,568	17,569	(3)	66.69	02/11/2024	1,283	(7)	44,883	19,590	(19)	685,244
	3,584	3,585	(3)	71.56	03/05/2024	2,603	(7)	91,046
	2,614	7,843	(4)	52.41	02/11/2025	1,647	(3)	57,613
	0	28,688	(5)	29.16	02/08/2026	274	(3)	9,584
	0	100,000	(8)	44.00	08/03/2026	4,121	(13)	144,163
						3,143	(4)	109,958
						2,494	(14)	87,242
						7,396	(5)	258,724

Edward Lazarus	7,164	2,389	(9)	48.33	05/07/2023	1,760	(9)	61,563	10,187	(17)	356,357
	23,424	23,426	(3)	66.69	02/11/2024	3,827	(13)	133,860	42,187	(18)	1,475,701
	3,326	3,329	(3)	71.56	03/05/2024	6,124	(9)	214,209	27,985	(19)	978,910
	2,800	8,403	(4)	52.41	02/11/2025	1,529	(3)	53,479
	0	40,983	(5)	29.16	02/08/2026	254	(3)	8,889
						3,366	(4)	117,749
						10,567	(5)	369,636

John Batter(21)	5,982	5,983	(10)	68.78	09/02/2024	2,282	(10)	79,816	20,377	(17)	712,787
	3,734	11,204	(4)	52.41	2/11/2025	9,124	(13)	319,156	41,978	(19)	1,468,401
	0	40,983	(5)	29.16	02/08/2026	4,489	(4)	157,036
						10,567	(5)	369,636

(1)	The amounts in this column represent nonqualified stock options granted under the 2013 Equity Incentive Plan or the 2016 Incentive Compensation Plan, as applicable, and, with respect to stock options granted in 2015 and prior years, as adjusted for the 2015 Special Dividend. Except as otherwise noted, all of the stock options vest in four equal annual installments beginning on the first anniversary of the grant date, generally subject to a requirement of continued employment through the applicable vesting date.
(2)	Scheduled to vest on January 2, 2017, generally subject to the executive’s continued employment through the vesting date.
(3)	Scheduled to vest in two remaining equal installments on February 11, 2017 and February 11, 2018, generally subject to the executive’s continued employment through the applicable vesting date.
(4)	Scheduled to vest in three remaining equal installments on February 11, 2017, February 11, 2018 and February 11, 2019, generally subject to the executive’s continued employment through the applicable vesting date.
(5)	Scheduled to vest in four equal installments on February 8, 2017, February 8, 2018, February 8, 2019 and February 8, 2020, generally subject to the executive’s continued employment through the applicable vesting date.

(6)	Scheduled to vest on March 1, 2017, generally subject to the executive’s continued employment through the vesting date.
(7)	Scheduled to vest on January 1, 2017, generally subject to the executive’s continued employment through the vesting date.
(8)	Scheduled to vest on December 31, 2018, generally subject to Mr. Wert’s continued employment through the vesting date. These stock options were granted with an exercise price higher than the fair market value of a share of the Company’s Class A common stock on the date of grant. See “Components of the Compensation Program—Long-Term Incentives—Supplemental Long-Term Incentive Grants in 2016” for more information.
(9)	Scheduled to vest on January 17, 2017, generally subject to the executive’s continued employment through the vesting date.
(10)	Scheduled to vest in two remaining equal installments on September 2, 2017 and September 2, 2018, generally subject to the executive’s continued employment through the vesting date.
(11)	The amounts in this column represent RSUs granted under the 2013 Equity Incentive Plan or the 2016 Incentive Compensation Plan, as applicable, as adjusted for the 2015 Special Dividend (with respect to RSUs granted in 2015 and prior years), together with dividend equivalents accrued from regular quarterly dividends. All of the RSU awards vest in four equal annual installments beginning on the first anniversary of the grant date, generally subject to a requirement of continued employment through the applicable vesting date. This column also includes 2014 PSUs that vested on December 31, 2016 but were not formally approved by the Board until the meeting of the Compensation Committee on February 14, 2017.
(12)	Represents the value of unvested RSUs (including accrued dividend equivalents) using the closing price of $34.98 for the Company’s Class A common stock on December 30, 2016.
(13)	PSUs that vested on December 31, 2016 but were not formally approved by the Board until the meeting of the Compensation Committee on February 14, 2017. The number of PSUs reported is based on actual performance.
(14)	Scheduled to vest in full on February 11, 2017, generally subject to the executive’s continued employment through the vesting date.
(15)	The amounts in this column represent PSUs granted under the 2013 Equity Incentive Plan or the 2016 Incentive Compensation Plan, as applicable, as adjusted for the 2015 Special Dividend (with respect to PSUs granted in 2015 and prior years), plus dividend equivalents accrued from regular quarterly dividends, assuming the applicable maximum level of performance is achieved.
(16)	Represents the value of unearned PSUs (including unvested dividend equivalents) using the closing price of $34.98 for the Company’s Class A common stock on December 30, 2016, assuming the applicable maximum level of performance is achieved.
(17)	PSUs that are eligible to vest after completion of performance period for fiscal year 2017. See “Components of the Compensation Program—Long-Term Incentives—Performance Share Units” for more information.
(18)	Supplemental PSUs that are eligible to vest proportionally if a closing stock price of the Company’s Class A common stock is maintained for 10 consecutive trading days that equals or exceeds $44 and each increment of $2 thereafter, up to a maximum of $64, as adjusted for dividends declared during a two year performance period from March 1, 2016 until March 1, 2018. See “Components of the Compensation Program—Long-Term Incentives—Supplemental Long-Term Incentive Grants in 2016” for more information.
(19)	PSUs that are eligible to vest after completion of performance period for fiscal years 2017 and 2018. See “Components of the Compensation Program—Long-Term Incentives—Performance Share Units” for more information.
(20)	Certain of Mr. Liguori’s outstanding awards vested in connection with his termination of employment on March 1, 2017. See “—Potential Payments Upon Termination or Change in Control”.
(21)	All outstanding equity awards held by Mr. Batter vested in full on January 31, 2017 in connection with the Gracenote Sale and his related termination of employment. See “—Potential Payments Upon Termination or Change in Control”.

Stock Vested in 2016

The following table shows certain information regarding the vesting of RSUs and PSUs of our NEOs during 2016 (no options were exercised by our NEOs during the 2016 fiscal year).

	Stock Awards
	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
Peter Liguori	103,390	3,229,824
Chandler Bigelow	10,817	393,026
Lawrence Wert	17,517	543,656
Edward Lazarus	21,914	681,971
John Batter	2,588	84,329

(1)	Amounts in this column include dividend equivalents accrued in connection with regular quarterly dividends which vested simultaneously with the underlying RSUs and PSUs.
(2)	The amounts in this column represent value received upon vesting of RSUs and PSUs based on the closing price of a share of the Company’s Class A common stock on the relevant vesting date. Each RSU and PSU is the economic equivalent of one share of the Company’s Class A common stock.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service at end of Fiscal Year 2016(1)	Present Value of Accumulated Benefits at end of Fiscal Year 2016 ($)(2)	Payments during Fiscal Year 2016($)
Peter Liguori	—	—	—	—
Chandler Bigelow	Cash Balance Plan	2	19,229	0
Lawrence Wert	—	—	—	—
Edward Lazarus	—	—	—	—
John Batter	—	—	—	—

(1)	The amounts in this column represent the number of years Mr. Bigelow participated in our cash balance pension plan before it was frozen.
(2)	The amounts in this column represent the actuarial present value of Mr. Bigelow’s accrued benefits under the cash balance pension plan as of December 31, 2016 and is based on the following assumptions, which are consistent with those used in our audited consolidated financial statements: (a) 4.05% discount rate; (b) 3.00% cash balance interest crediting rate; (c) RP2006 mortality with MP2016 generational projection scale; (d) assumed retirement at age 65; and (e) participant taking a lump sum payment.

Tribune Company Pension Plan

Mr. Bigelow was provided benefit accruals under the Tribune Company Cash Balance Pension Plan (the “Cash Balance Plan”) from December 31, 2007 to December 31, 2009 under a cash balance formula. None of the other NEOs participate in the Cash Balance Plan.

Under the Cash Balance Plan, a 2% opening account balance was provided as of December 31, 2007 to eligible participants who had completed one year of service with 1,000 hours and attained age 21. Participants then received annual pay credits of 3% of compensation. Compensation for this purpose is generally defined as a participant’s base compensation plus commissions, if any, limited by the IRS qualified plan pay limits. Interest is credited to the account quarterly with credits equal to the yield on ten-year U.S. Treasury bills. The annual pension benefit is equal to the actuarial equivalent of the participant’s cash balance account expressed as a monthly life annuity.

As of December 31, 2009, both eligibility and benefit accruals were frozen under the Cash Balance Plan. Accordingly, as of that date, no annual pay credits are made and no additional years of service are recognized under the terms of the plan for purposes of retirement benefit accruals. The Cash Balance Plan continues to provide interest credits for participants with a cash balance account. The forms of benefit under the Cash Balance Plan include various annuity options, and participants are given the option of receiving their cash balance account as a lump sum.

Participants become fully vested upon the completion of three years of vesting service under the cash balance plan. Mr. Bigelow has satisfied this vesting condition. The normal retirement age under the plan is age 65. Cash Balance Plan participants can commence benefits at any age as long as they are vested at termination or retirement. There are no early retirement subsidies for this benefit.

The disclosure in the pension benefits table of the actuarial present value of Mr. Bigelow’s accumulated benefit under the Cash Balance Plan and the number of years of service credited to him under the plan is computed as of the same pension plan measurement date for financial statement reporting purposes with respect to the audited consolidated financial statements for our 2016 fiscal year (January 1, 2016 to December 31, 2016).

Nonqualified Deferred Compensation for Fiscal 2016

Name	Executive Contributions in Fiscal Year 2016	Company Contributions in Fiscal Year 2016(1)	Aggregate Earnings in Fiscal Year 2016(1)	Aggregate Withdrawals/ Distributions in Fiscal Year 2016	Aggregate Balance at End of Fiscal Year 2016
Peter Liguori		—	—	—	—
Chandler Bigelow	$0	$0	$801	$0	$1,229,020
Lawrence Wert	—	—	—	—	—
Edward Lazarus	—	—	—	—	—
John Batter	—	—	—	—	—

(1)	The amount reported in the earnings column above is not reported as compensation in the Summary Compensation Table because the applicable earnings rate was not in excess of market rates.

In connection with our bankruptcy, the Bankruptcy Court ordered that no MIP payments for fiscal 2010, 2011 and 2012 be made to Mr. Bigelow because he was a named defendant in shareholder litigation relating to our bankruptcy. Instead, the court ordered that his MIP payments for those years, in the aggregate amount of $1,225,000, be paid to an interest-bearing rabbi trust. Upon the resolution of the shareholder litigation, these amounts will be paid to Mr. Bigelow, unless he is found to have breached a fiduciary duty or committed intentional tortious wrong or the court orders otherwise, in which case Mr. Bigelow will forfeit all of these amounts.

Potential Payments Upon Termination or Change in Control

The employment agreements with each of our NEOs provide (or, in the case of Messrs. Liguori and Batter, provided) for the following severance payments and benefits in connection with specified termination events, subject to the NEO’s execution and nonrevocation of a release of claims against us.

Peter Liguori

If Mr. Liguori’s employment was terminated by us without cause or by him for good reason during the term of his employment agreement, he would have been entitled to receive: (i) two times the sum of his base salary and his annual target bonus, payable over the 24-month period immediately following the termination of employment; (ii) continuation of any health and dental insurance coverage at active employee rates for 24 months (or until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans), or, if such continuation is not permitted by the applicable benefit plan, then a cash payment equivalent to the employer-paid portion of premium payments for coverage continuation over the same period; (iii) payment of any earned but unpaid annual bonus for the prior calendar year; and (iv) accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following the termination of employment (with 12 months following the termination of employment to exercise any vested stock options) and vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period).

In the event we underwent a change in control and Mr. Liguori’s employment was terminated by us without cause or by him for good reason within the one-year period immediately following the change in control, in addition to the severance payments described above, all of his then unvested equity awards would have accelerated and fully vested (with PSUs vesting at the target amount), other than his 2016 supplemental PSUs, which would have vested to the extent provided in the applicable award agreement based on the price per share paid in connection with such change in control.

If Mr. Liguori’s employment was terminated due to death or by us due to disability during the term of his employment agreement, he would have received: (i) a pro rata bonus (based on pro forma performance for the entire year of termination extrapolated from the performance run rate through the date of termination and based on the number of days he worked in such year); (ii) the same coverage continuation benefits as if his employment had been terminated without cause (as described above); and (iii) vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and actual performance through the performance period (with such PSUs vesting after the applicable performance period).

In the event that Mr. Liguori had continued to be employed by the Company after the term of the agreement and his employment was terminated by the Company without cause (other than death or disability) or he terminated his employment for any reason within 60 days of the end of the term of his employment agreement, Mr. Liguori would have been credited with a full year of vesting service for any outstanding grants of RSUs and stock options for which the initial vesting periods included a portion of the 2017 calendar year, and would have received vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period). In addition, if Mr. Liguori had continued to be employed by the Company after the term of his employment agreement and his employment was terminated by us for any reason other than for cause, Mr. Liguori would have been paid his annual bonus for the 2017 fiscal year based on actual performance, at the same time the annual bonus would otherwise normally be paid.

As discussed above, on January 24, 2017, we entered into a separation agreement with Mr. Liguori in connection with Mr. Liguori’s decision to resign from his positions as President and Chief Executive Officer and member of the Board of Directors of the Company effective as of March 1, 2017. Pursuant to this agreement, Mr. Liguori was compensated pursuant to the terms of his employment agreement, described above, through his date of termination, including receiving equity grants in February 2017. In addition, Mr. Liguori was entitled to the benefits provided under his employment agreement for a termination of employment for good reason, as described above. In addition, pursuant to this agreement, Mr. Liguori’s 2016 supplemental PSU grant will remain outstanding and become vested (if at all), on the same terms and conditions as if Mr. Liguori remained employed until the end of the performance period (without proration for the portion of the performance period he was employed).

Chandler Bigelow

If Mr. Bigelow’s employment is terminated by us without cause or by him for good reason during the term of his employment agreement, he will receive: (i) two times the sum of his base salary and his annual target bonus, payable over the 24-month period immediately following the termination of employment, (ii) continuation of any health and dental insurance coverage at active employee rates for 24 months (or until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans), or, if such continuation is not permitted by the applicable benefit plan, then a cash payment equivalent to the employer-paid portion of premium payments for coverage continuation over the same period, and (iii) accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following the termination of employment (with 12 months following the termination of employment to exercise any vested stock options) and vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period).

In the event we undergo a change in control and Mr. Bigelow’s employment is terminated by us without cause or by him for good reason within the one-year period immediately following the change in control, in addition to the severance payments described above, all of his then unvested equity awards will accelerate and fully vest (with PSUs vesting at the target amount), other than his 2016 supplemental PSUs, which will vest to the extent provided in the applicable award agreement based on the price per share paid in connection with the change in control. If Mr. Bigelow’s employment is terminated due to death or by us due to disability during the term of his employment agreement, he will receive a pro rata amount of his target bonus based on the number of days worked in the year of his termination of employment.

In the event that Mr. Bigelow continues to be employed by the Company after the term of the agreement and his employment is terminated by the Company without cause (other than death or disability) or Mr. Bigelow terminates his employment for any reason within 60 days of the end of the term of his employment agreement, Mr. Bigelow will be credited with a full year of vesting service for any outstanding grants of RSUs and stock options for which the initial vesting periods included a portion of the 2017 calendar year, and will receive vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period). In addition, if Mr. Bigelow continues to be employed by the Company after the term of his employment agreement and his employment is terminated by us for any reason, other than for cause, Mr. Bigelow will be paid his annual bonus for the 2017 fiscal year based on actual performance, at the same time the annual bonus would otherwise normally be paid.

Lawrence Wert

If Mr. Wert’s employment is terminated by us without cause or by him for good reason, or if his employment is terminated upon the expiration of the term of his employment agreement on December 31, 2018 (if we have not previously offered to extend the term), he will receive: (i) two times (one-time in the event the term of the agreement is not extended) the sum of his base salary and target annual bonus, payable over a 24-month-period (or a 12-month-period in the event of a non-renewal termination); (ii) continuation of any health and dental insurance coverage at active employee rates for 24 months (12 months in the event of a non-renewal termination, and in each case, until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans), or if such continuation is not permitted by the applicable benefit plan, then a cash payment equivalent to the employer-paid portion of premium payments for coverage continuation over the same term; (iii) payment of any earned but unpaid annual bonus for the prior calendar year; and (iv) payment of a pro rata bonus (based on pro forma performance for the year of termination extrapolated from the performance run rate through the date of termination and based on the number of days he worked in such year); and (v) accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following the termination of employment and vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period, and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period).

In the event we undergo a change in control and Mr. Wert’s employment is terminated by us without cause or by him for good reason within the one-year period immediately following the change in control, in addition to the severance payments described above, all of his then unvested equity awards will accelerate and fully vest (with the PSUs vesting at the target amount). If Mr. Wert’s employment is terminated due to death or by us due to disability during the term of his employment agreement, Mr. Wert will receive: (i) payment of any earned but unpaid annual bonus for the prior calendar year; (ii) a pro rata bonus (based on pro forma performance for the entire year of termination extrapolated from the performance run rate through the date of termination and based on the number of days he worked in such year), and (iii) the same coverage continuation benefits as if his employment had been terminated without cause (as described above). If Mr. Wert voluntary resigns without good reason after the age of 62, his unvested and then-outstanding equity awards will accelerate and vest in full, and in the event Mr. Wert subsequently violates any of the restrictive covenants set forth in the agreement, will be required to forfeit the resulting securities and disgorge any related profits.

Edward P. Lazarus

If Mr. Lazarus’s employment is terminated by us without cause or by him for good reason during the term of his employment agreement, he will receive: (i) two times the sum of his base salary and his annual target bonus, payable over the 24-month period (or payable in a lump sum if he is involuntarily terminated within 12 months following a change in control); (ii) continuation of any health and dental insurance coverage at active employee rates for 24-months (or until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans), or if such continuation is not permitted by the applicable benefit plan, then a cash payment equivalent to the employer-paid portion of premium payments for coverage continuation over the same period; (iii) payment of any earned but unpaid annual bonus for the prior calendar year; and (iv) accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following the termination of employment (with 12 months following the termination of employment to exercise any vested stock options) and vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period).

In the event we undergo a change in control and Mr. Lazarus’s employment is terminated by us without cause or by him for good reason within the one-year period immediately following the change in control, in addition to the severance payments described above, all of his then unvested equity awards will accelerate and fully vest (with PSUs vesting at the target amount), other than his 2016 supplemental PSUs, which will vest to the extent provided in the applicable award agreement based on the price per share paid in connection with the change in control. If Mr. Lazarus’s employment is terminated due to death or by us due to disability during the term of his employment agreement, he will receive: (i) a pro rata bonus (based on pro forma performance for the entire year of termination extrapolated from the performance run rate through the date of termination and based on the number of days he worked in such year); and (ii) the same coverage continuation benefits as if his employment had been terminated without cause (as described above).

In the event that Mr. Lazarus continues to be employed by the Company after the term of the agreement and his employment is terminated by the Company without cause (other than death or disability) or Mr. Lazarus terminates his employment for any reason within 60 days of the end of the term of his employment agreement, Mr. Lazarus will be credited with a full year of vesting service for any outstanding grants of RSUs and stock options for which the initial vesting periods included a portion of the 2017 calendar year, and will receive vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period). If addition, if Mr. Lazarus continues to be employed by the Company after the term of his employment agreement and his employment is terminated by us for any reason, other than for cause, Mr. Lazarus will be paid his annual bonus for the 2017 fiscal year based on actual performance, at the same time the annual bonus would otherwise normally be paid.

John Batter

Pursuant to the terms of his letter agreement, as amended on September 25, 2015, if Mr. Batter’s employment was terminated by us without cause or by him for good reason during the term of his letter agreement, he would have been entitled to receive: (i) the sum of his base salary and prior year bonus, payable over a period ending on the earlier of (x) the expiration of Mr. Batter’s then-current employment term had he not been terminated and (y) the date on which Mr. Batter obtains replacement employment, but in no case shorter than a severance period of 12 months; (ii) continuation of his health and dental insurance benefits at active employee rates during the severance period (until he otherwise becomes eligible for comparable coverage under another employer’s benefit plans) and (iii) accelerated vesting of any unvested stock options and RSUs that would have vested in the ordinary course over the 12-month period following the termination of employment and vesting of a pro rata portion of any then unvested PSUs, based on the length of his employment during the performance period in relation to the full performance period and based on actual performance through the performance period (with such portion becoming vested after the applicable performance period). If Mr. Batter’s employment was terminated due to death or by us due to disability, Mr. Batter would have been entitled to a prorated bonus based on actual performance for the year of termination. Moreover, if we underwent a change in control and Mr. Batter’s employment was terminated by us without cause or by him for good reason within the one year-period immediately following the change in control, all of his then unvested equity awards would have accelerated and fully vested.

As discussed above, on December 22, 2016, the Company entered into a second amendment to the letter agreement with Mr. Batter in connection with the Gracenote Sale that modified certain provisions of Mr. Batter’s letter agreement. Pursuant to the amendment, if Mr. Batter’s employment was terminated without cause in connection with the Gracenote Sale, he would be paid the severance and benefits as provided under his letter agreement, without any reduction for compensation paid to him for consulting services following the sale. The amendment also provided that the Gracenote Sale would be treated as a change in control under Mr. Batter’s letter agreement, with the effect that a termination of Mr. Batter’s employment without cause in connection with the Gracenote Sale would result in the acceleration of all of his then unvested equity awards (with PSUs vesting at the target amount). Also, the amendment to Mr. Batter’s letter agreement provided that he was to be paid his target bonus amount for 2016 in lieu of any other annual bonus for 2016.

Mr. Batter’s employment with the Company was terminated without cause in connection with the Gracenote Sale, which was completed on January 31, 2017. In connection with Mr. Batter’s separation of employment, the Company entered into a separation agreement with Mr. Batter, pursuant to which Mr. Batter received the compensation and benefits payable upon a termination without cause under employment agreement, as amended, as described above.

Restrictive Covenants

The employment agreements with each of our NEOs contain certain restrictive covenants for our benefit. Each of Messrs. Liguori, Bigelow, Lazarus and Batter are, or will be, as applicable, subject to noncompete and nonsolicit restrictive covenants for a two-year period following a termination of employment that occurs (or occurred) during the term of the agreement. Mr. Wert will be subject to noncompete and nonsolicit covenants for a two-year period following employment if his employment is terminated for any reason (unless his employment is terminated as a result of the Company’s non-renewal of his employment agreement, in which case the applicable period is one year). Each of our NEOs is also required to maintain the confidentiality of our confidential information.

In connection with his resignation and pursuant to his separation agreement, described above, the Company agreed to limit the scope of Mr. Liguori’s non-compete to reflect changes in the Company’s business since January 1, 2016.

Definitions of Cause and Good Reason

Each NEO’s employment agreement includes the following definitions of “cause” and “good reason”:

“Cause” is defined in the employment agreements generally to include the NEO’s (i) conviction of, nolo contendere or guilty plea to a felony, (ii) embezzlement, material misappropriation or fraud, (iii) material act of dishonesty or misconduct that violates our written policies and codes of conduct, (iv) willful unauthorized disclosure of confidential information (and, in the case of Mr. Batter, breach of any other restrictive covenants), (v) material improper destruction of our property, (vi) willful misconduct in connection with the performance of the NEO’s duties or (vii) any finding by the SEC relating to the NEO’s willful conduct that, in the opinion of counsel, could impair our ability to register the Company’s common stock, offer stock to the public or maintain itself as a public company. Notice and cure provisions apply.

“Good reason” is defined in the employment agreements generally to include (i) a reduction in base salary or annual bonus target opportunity, (ii) a material diminution or adverse change in duties, authority, responsibilities, positions or reporting lines, (iii) a transfer of the NEO’s primary workplace by more than 50 miles or (iv) (except in the case of Mr. Batter) the surviving company in a change in control fails to assume the NEO’s employment agreement. Additionally, for Mr. Liguori, “good reason” included the appointment of an executive chairman of the Company or our Board of Directors. Notice and cure provisions apply.

Each of the employment agreements with Messrs. Liguori, Bigelow, Lazarus and Wert generally provide that a “change in control” will be deemed to occur on: (i) the acquisition, through a transaction or series of transactions (other than through a public offering of the Company’s common stock, by any person of beneficial ownership of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of common stock of the Company taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) the date upon which individuals who, during any 24-month period, constitute the board of directors of the Company (the “incumbent directors”) cease for any reason to constitute at least a majority of the Board; or (iii) the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to third party purchaser that is not an affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such business combination or sale or the issuance of securities in such business combination or sale), unless immediately following such business combination or sale, (A) 50% or more of the total voting power of (x) the entity resulting from such Business Combination or the entity that has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding Company voting securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the outstanding Company voting securities were converted or exchanged pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding Company voting securities among the holders thereof immediately prior to the Business Combination or Sale, and (B) no person is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company).

The following tables (i) set forth the dollar value of the estimated payments and benefits that would have become payable to Messrs. Liguori, Bigelow, Wert and Lazarus under their respective employment agreements in each of the termination scenarios described above, assuming the applicable triggering event occurred on December 31, 2016, and (ii) set forth the dollar value of the payments and benefits that Messrs. Liguori and Batter actually received pursuant to their respective agreements in connection with their respective terminations of employment, for Mr. Liguori on March 1, 2017, and for Mr. Batter in connection with the Gracenote Sale completed on January 31, 2017.

Peter Liguori
	Death / Disability (2)(3)(4)(6)	With Good Reason or Without Cause (3)(4)(5)(6)	Change in Control + Termination With Good Reason or Without Cause (3)(7)(8)	Upon Termination of Employment (4)(5)(9)
Severance Payment(1)	$—	$6,200,000	$6,200,000	$6,200,000
Accelerated Vesting of NQSOs	$—	$357,779	$715,569	$730,111
Accelerated Vesting of RSUs	$—	$2,757,926	$3,469,416	$1,812,388
Accelerated Vesting of PSUs	$2,037,587	$2,037,587	$2,839,508	$1,455,709
Continued health and welfare benefits	$45,368	$45,368	$45,368	$45,368
Total	$2,082,955	$11,398,660	$13,269,861	$10,243,576

Chandler Bigelow
	Death / Disability (2)(3)(6)	With Good Reason or Without Cause (3)(4)(5)(6)	Change in Control + Termination With Good Reason or Without Cause (3)(7)(8)
Severance Payment(1)	$—	$2,800,000	$2,800,000
Accelerated Vesting of NQSOs	$—	$119,258	$238,521
Accelerated Vesting of RSUs	$—	$632,041	$847,473
Accelerated Vesting of PSUs	$134,155	$486,549	$717,930
Continued Health and Welfare Benefits	$—	$43,880	$43,880
Total	$134,155	$4,081,728	$4,647,804

Lawrence Wert
	Death / Disability (2)(3)	With Good Reason or Without Cause (2)(3)(4)(5)	Nonrenewal Termination (2)(3)(4)(5)	Retirement (3)(7)	Change in Control + Termination With Good Reason or Without Cause (3)(7)
Severance Payment(1)	$—	$3,700,000	$1,850,000	$—	$3,700,000
Accelerated Vesting of NQSOs	$—	$83,482	$83,482	$166,964	$166,964
Accelerated Vesting of RSUs	$—	$568,959	$568,959	$735,062	$735,062
Accelerated Vesting of PSUs	$—	$378,903	$378,903	$662,473	$662,473
Continued Health and Welfare Benefits	$32,986	$32,986	$16,493	$—	$32,986
Total	$32,986	$4,764,330	$2,897,837	$1,564,499	$5,297,485

Edward Lazarus
	Death/Disability (2)(6)	With Good Reason or Without Cause (3)(4)(5)(6)	Change in Control + Termination With Good Reason or Without Cause (3)(7)(8)
Severance Payment(1)	$—	$3,000,000	$3,000,000
Accelerated Vesting of NQSOs	$—	$119,258	$238,521
Accelerated Vesting of RSUs	$—	$601,457	$825,525
Accelerated Vesting of PSUs	$134,155	$559,049	$810,220
Continued Health and Welfare Benefits	$1,093	$1,093	$1,093
Total	$135,248	$4,280,857	$4,875,359

John Batter
Upon Termination of Employment (9)
Severance Payment	$1,637,149
Accelerated Vesting of NQSOs	$210,018
Accelerated Vesting of RSUs	$594,502
Accelerated Vesting of PSUs	$1,381,933
Continued Health and Welfare Benefits	$22,959
Total	$3,846,561

(1)	Reflects two times annual base salary and target bonus as of December 31, 2016 (or, for Mr. Wert, on a nonrenewal termination, one times those amounts). Because the termination event is assumed to occur on December 31st and, as of that date, annual bonuses are deemed to have been earned, no amounts are included in the table with respect to 2016 annual bonuses.
(2)

A mid-year termination of employment would also result in a payment equal to a pro rata amount of his actual bonus (based on extrapolated pro forma performance for Messrs. Liguori, Lazarus and Wert) or his target annual bonus (for Mr. Bigelow), based on the number of days the executive had worked in the year of termination of employment. Because the termination event is assumed to occur on December 31st no amounts are included in the table with respect to this pro rata bonus amount.
(3)	The dollar value of stock options, RSUs and PSUs, as applicable, was determined using the using the closing price of $34.98 for the Company’s Class A common stock on December 30, 2016, the last business day of our most recently completed fiscal year.
(4)	Reflects vesting of a pro rata portion of any unvested PSUs (excluding any supplemental PSUs described under “Components of the Compensation Program—Long-Term Incentives—Supplemental Long-Term Incentive Grants in 2016” above), based on the length of the executive’s employment during the performance period in relation to the full performance period. Such portion will become vested after the applicable performance period ends based on actual performance. For purposes of valuing PSUs for this column, we have assumed that target performance is achieved; actual amount that an executive receives will be based on actual performance during the applicable performance period.
(5)	Reflects accelerated vesting of any unvested stock options and RSUs that would have vested over the 24-month period following termination.
(6)	Supplemental PSUs granted in 2016 to Messrs. Liguori, Bigelow and Lazarus would remain outstanding for one year following the termination of their employment and vest to the extent that any required stock price hurdle is achieved within that time period. No required stock price hurdles were achieved as of December 31, 2016; however, given that the awards would remain outstanding, for purposes of the tables, we have assumed that the minimum stock price hurdle was achieved during that time period.
(7)	Reflects full vesting of all unvested equity, with PSUs (excluding any supplemental PSUs) assumed to have vested at target.
(8)	Supplemental PSUs granted in 2016 to Messrs. Liguori, Bigelow and Lazarus will vest in connection with a change in control only to the extent that the change in control price results in any required stock price hurdle being achieved. Because no required stock price hurdles were achieved as of December 31, 2016, no value is reflected in this column.
(9)	For Messrs. Liguori and Batter, the amounts in this column represent the severance payments and benefits actually received by each of them in connection with their respective departures from the Company. The dollar value of stock options, RSUs and PSUs held by each executive at the time of employment termination was determined using the using the closing price of the Company’s Class A common stock on March 1, 2017 for Mr. Liguori and on January 31, 2017 for Mr. Batter. The number of stock options, RSUs and PSUs have been adjusted to reflect the special dividend adjustments that were made to equity awards in 2017 as described under “Components of the Compensation Program—Long-Term Incentives—Special Dividend Adjustments” above. For a description of the post-employment benefits that each of Messrs. Liguori and Batter received, see “—Potential Payments Upon Termination or Change in Control” above. Bonuses earned by Messrs. Liguori and Batter under the MIP for 2016, which are reflected in the Summary Compensation Table and described in “Components of the Compensation Program—Annual Incentives,” were deemed earned as of December 31, 2016 and are not included in this column.

Director Compensation for Fiscal Year 2016

The following table provides certain information regarding the compensation of our non-employee directors in fiscal year 2016:

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	Total ($)
Craig A. Jacobson	125,000	99,976	224,976
Bruce A. Karsh	130,000	99,976	229,976
Peter M. Kern	62,500	24,990	87,490
Michael Kreger	187,500	99,976	287,476
Ross Levinsohn	115,000	99,976	214,976
Peter E. Murphy	270,000	99,976	369,976
Laura R. Walker	100,000	99,976	199,976

(1)	Represents annual retainer and committee fees either paid in cash or that would have been paid in cash and that were converted to unrestricted shares. For Messrs. Kern, Kreger and Murphy, amounts also include special payments of $37,500, $87,500 and $125,000, respectively, for additional time and effort spent on the Transaction Committee.
(2)	All directors except Messrs. Kern and Murphy converted their cash fees for the 2016 fiscal year into unrestricted shares. Retainers paid in unrestricted shares were valued using the closing price of the Company’s Class A common stock on December 31, 2015 of $33.81.
(3)	The amounts in the column reflect the grant date fair value of awards of restricted stock units granted pursuant to the 2013 Equity Incentive Plan or the 2016 Directors Plan (described below). The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Since the grant date value of unrestricted shares and deferred stock units granted to our non-employee directors in lieu of cash fees did not exceed the cash amount, none of those shares or units is reflected in the Stock Awards column in the table. As of December 31, 2016, each of Messrs. Jacobson, Karsh, Kreger, Levinsohn and Murphy and Ms. Walker held 3,037.2109 restricted stock units and Mr. Kern held 726.2337 restricted stock units. These restricted stock units vested on January 1, 2017, except that Mr. Kern’s restricted stock units vest on October 11, 2017.
(4)	The cash retainer and equity awards earned by Mr. Karsh and Mr. Kreger in respect of their service on our Board of Directors in our 2016 fiscal year were paid or issued and registered, as applicable, to OCM FIE LLC, an Oaktree affiliated entity.

Under the director compensation program approved by the Compensation Committee for 2016, each of our non-employee directors who served during 2016 received an annual cash retainer of $85,000 and an annual equity retainer of an award of restricted stock units with a fair market value to $100,000 on the date of grant. The equity award retainer vests in full on the one-year anniversary of the date of grant, subject to continued service. Equity awarded to the directors for their 2016 service was granted pursuant to the 2013 Equity Incentive Plan or, following the effectiveness of the Company’s 2016 Incentive Compensation Plan for Non-Employee Directors (the “2016 Directors Plan”) at our 2016 annual meeting of stockholders, pursuant to that plan. Under the 2016 Directors Plan our non-employee directors are eligible to receive equity-based and cash compensation, subject to specified limits contained in this plan.

In addition to the annual retainer compensation, Mr. Karsh received a cash retainer of $15,000 for his service as Chairman of our Board of Directors, Mr. Murphy received a cash retainer of $15,000 for his service as Chair of the Audit Committee, and Mr. Jacobson received a cash retainer of $10,000 for his service as Chairman of the Compensation Committee. Each non-employee director also received an additional annual cash retainer of $15,000 for each committee of our Board of Directors on which they serve. Mr. Kern’s retainer compensation was prorated based on his time served during the year on the applicable committees.

Each of our non-employee directors was offered the opportunity to convert their cash compensation into unrestricted shares of our Class A common stock. Alternatively, a director was allowed to defer his or her annual compensation (that is, both the cash and RSU grant) into stock units to be settled into shares of our Class A common stock on the earlier of a termination of the director’s service on our Board of Directors and a qualifying change in control. All of our non-employee directors, other than Mr. Murphy and Mr. Kern, elected to convert their cash retainers into unrestricted shares of Class A common stock with respect to 2016 compensation. Mr. Kern did not make a deferral election for the 2016 fiscal year, so received his cash compensation. Mr. Murphy elected a deferral into stock units.

We do not pay any additional remuneration for director service to any of our directors who are officers, namely Mr. Liguori, our former Chief Executive Officer. All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings of our Board of Directors or a committee thereof.

Compensation Committee Interlocks and Insider Participation

Craig A. Jacobson, Bruce A. Karsh and Laura R. Walker served as the members of the Compensation Committee in 2016. None of the members of the Compensation Committee is, or in the past have served, as an officer or employee of the Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation Committee is responsible for overseeing our executive compensation programs. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Craig A. Jacobson (Chair)

Bruce A. Karsh

Laura R. Walker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of March 15, 2017, by those known to us to beneficially own more than 5% of our common stock and Warrants, by our directors, director nominees and named executive officers individually and by our directors, director nominees and executive officers as a group.

The percentage of shares outstanding provided in the table is based on 86,868,651 shares of our Class A common stock and 5,605 shares of our Class B common stock, par value $0.001 per share (“Class B common stock”), outstanding as of March 15, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. For purposes of calculating the total percentage beneficially owned only, we have assumed the exercise of all outstanding warrants to purchase our common stock (“Warrants”) by all holders of Warrants into shares of Class A common stock. As of March 15, 2017, there were 99,757 Warrants outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each beneficial owner who is also a director or executive officer is 435 North Michigan Avenue, Chicago, Illinois 60611.

Name and Address of Owner	Class of Common Stock	Number of Shares Beneficially Owned (12)	Percentage of Class Beneficially Owned	Total Percentage Beneficially Owned**
Principal shareholders:
Oaktree Tribune, L.P.(1)	Class A	14,178,245	16.3%	16.3%
T. Rowe Price Associates, Inc.(2)	Class A	7,258,529	8.4%	8.3%
Investment funds managed by Angelo, Gordon & Co. L.P.(3)	Class A	6,226,655	7.2%	7.2%
Harris Associates L.P.(4)	Class A	6,041,308	7.0%	6.9%
PRIMECAP Management Company(5)	Class A	5,971,270	6.9%	6.9%
Entities affiliated with JPMorgan Chase Bank, N.A.(6)	Class A	5,925,707	6.8%	6.8%
Manning & Napier Advisors, LLC(7)	Class A	5,703,285	6.6%	6.6%
The Vanguard Group(8)	Class A	5,593,006	6.4%	6.4%

Named executive officers and directors:
Craig A. Jacobson	Class A	39,931	*	*
Bruce A. Karsh	Class A	28,531	*	*
Peter M. Kern	Class A	4,013	*	*
Ross Levinsohn	Class A	23,938	*	*
Peter E. Murphy(9)	Class A	21,881	*	*
Laura R. Walker	Class A	16,879	*	*

Name and Address of Owner	Class of Common Stock	Number of Shares Beneficially Owned (12)	Percentage of Class Beneficially Owned	Total Percentage Beneficially Owned**
Chandler Bigelow(9)	Class A	125,047	*	*
Edward P. Lazarus(9)	Class A	115,389	*	*
Lawrence Wert(9)	Class A	99,939	*	*
Peter Liguori(9)(10)	Class A	875,830	*	*
John Batter(9)(11)	Class A	116,611	*	*
All current directors and executive officers as a group (13 persons)(9)	Class A	475,548	*	*

*	Represents less than one percent
**	For purposes of calculating this percentage only, we have assumed the exercise of all Warrants by all holders of Warrants into shares of Class A common stock.
(1)	According to the Schedule 13G filed by Oaktree Capital Management, L.P., as of December 31, 2016, Oaktree Tribune, L.P. beneficially owned 14,178,245 shares of Class A common stock. The general partner of Oaktree Tribune, L.P. is Oaktree AIF Investments, L.P. (“AIF Investments”). The general partner of AIF Investments is Oaktree AIF Holdings, Inc. (“AIF Holdings”). The holder of all of the voting shares of AIF Holdings is Oaktree Capital Group Holdings, L.P. (“OCGH”). The general partner of OCGH is Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). The media company business of OCGH GP is managed by a media company committee, which controls the decisions of OCGH GP with respect to the vote and disposition of the shares held by Oaktree Tribune, L.P. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer and Stephen A. Kaplan. All members of such committee disclaim beneficial ownership of the shares shown as beneficially owned by Oaktree Tribune, L.P. Excludes 14,194,847 shares of Class A common stock held by OCM FIE, LLC, an Oaktree affiliated entity, granted to OCM FIE, LLC in consideration for the service of Bruce A. Karsh on our Board of Directors. The address of Oaktree Tribune, L.P. is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.
(2)	According to the Schedule 13G filed by T. Rowe Price Associates Inc., as of December 31, 2016, T. Rowe Price Associates, Inc. beneficially owned 5,061,988 shares of Class A common stock. T. Rowe Price Associates, Inc. reported sole voting power with respect to 1,443,465 shares and sole dispositive power with respect to 7,258,529 shares. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(3)	According to the Schedule 13G filed by Angelo, Gordon & Co. L.P., as of December 31, 2016, investment funds managed by Angelo, Gordon & Co. L.P. beneficially owned 6,226,655 shares of Class A common stock. Angelo, Gordon & Co. L.P. reported sole voting power and sole dispositive power with respect to 6,226,655 shares. The address of Angelo, Gordon & Co. L.P. is 245 Park Ave., 26th Floor, New York, NY 10167.
(4)	According to the Schedule 13G filed by Harris Associates L.P., as of December 31, 2016, Harris Associates L.P., together with its general partner, Harris Associates Inc., beneficially owned 6,041,308 shares of Class A common stock. Harris Associates L.P., together with its general partner, Harris Associates Inc., reported sole voting with respect to 3,997,046 shares and sole dispositive power with respect to 6,041,308 shares. The address of Harris Associates L.P. and Harris Associates Inc. is 111 S. Wacker Drive, Suite 4600, Chicago, IL 60606.
(5)	According to the Schedule 13G filed by PRIMECAP Management Company, as of December 31, 2016, PRIMECAP Management Company beneficially owned 5,971,270 shares of Class A common stock. PRIMECAP Management Company reported sole voting power with respect to 3,539,520 shares and sole dispositive power with respect to 5,971,270 shares. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(6)	According to the Schedule 13G filed by JPMorgan Chase & Co., as of December 31, 2016, JPMorgan Chase & Co. together with its wholly-owned subsidiaries Isolieren Holding Corp. and J.P. Morgan Securities LLC beneficially owned 5,925,707 shares of Class A common stock. J.P. Morgan Chase & Co. reported sole voting power and sole dispositive power with respect to 5,925,707 shares. JPMorgan Chase & Co. is a publicly traded company. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

(7)	According to the Schedule 13G filed by Manning & Napier Advisors, LLC, as of December 31, 2016, Manning & Napier Advisors, LLC beneficially owned 5,703,285 shares of Class A common stock. Manning & Napier Advisors, LLC reported sole voting power with respect to 5,024,745 shares and sole dispositive power with respect to 5,703,285 shares. The address of Manning & Napier Advisors, LLC is 290 Woodcliff Drive, Fairport, NY 14450.
(8)	According to the Schedule 13G filed by The Vanguard Group, as of December 31, 2016, The Vanguard Group beneficially owned 5,593,006 shares of Class A common stock. The Vanguard Group reported sole voting power with respect to 45,366 shares and sole dispositive power with respect to 5,531,656 shares. The Vanguard Group reported shared dispositive power with respect to 61,350 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(9)	For each of the executive officers, includes options to purchase shares of Class A common stock which are currently exercisable or which will become exercisable within 60 days of the determination date. For Mr. Murphy, includes shares underlying deferred stock units.
(10)	Mr. Liguori is no longer an employee or Director of Tribune Media Company. The mailing address for Mr. Liguori is c/o Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611.
(11)	Mr. Batter is no longer an employee of Tribune Media Company. The business address for Mr. Batter is Gracenote, Inc., 2000 Powell Street, Suite 1500, Emeryville, CA 94608.
(12)	The amounts represented in this column are rounded to the nearest whole number.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal 2016.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has updated our policy for the review, approval or ratification of “related party” transactions (such policy, the “Related Person Transactions Policy”). Under the Related Person Transactions Policy, a “related party” includes our directors, director nominees, executive officers and greater than 5% shareholders, and any of their immediate family members, and a “transaction” includes one in which (1) the total amount may exceed $120,000, (2) the Company is a participant, and (3) a related party will have a direct or indirect material interest (other than as a director or a less than 10% owner of another entity, or both).

The Related Person Transactions Policy provides that, where a related party transaction could result in a conflict of interest, it will be reviewed and approved by our Audit Committee. Only those related party transactions that are consistent with our best interests will be finally approved. In making this determination, all available and relevant facts and circumstances will be considered, including the benefits to us, the impact of the transaction on the related party’s independence, the availability of other sources of comparable products or services, the terms of the transaction and the terms available from unrelated third parties.

Registration Rights Agreement

Tribune, Oaktree Tribune, L.P. (the “Oaktree Funds”), entities affiliated with JPMorgan Chase Bank, N.A. (the “JPMorgan Entities”) and investment funds managed by Angelo, Gordon & Co., L.P. (the “Angelo Gordon Funds”) are parties to the Registration Rights Agreement, which grants the Oaktree Funds, the JPMorgan Entities and the Angelo Gordon Funds specified demand and piggyback registration rights with respect to our common stock. Under the Registration Rights Agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”), of our common stock as requested by the holders of our securities that are a party to the Registration Rights Agreement, at our own expense. In addition, if we determine to register our common stock under the Securities Act, such holders will have the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders in connection with the registration of our common stock.

This summary is qualified in its entirety by reference to the Registration Rights Agreement, which was filed as an exhibit to our annual report on Form 10-K.

Arrangements with Related Parties

JPMorgan Chase Bank, N.A., an affiliate of the JPMorgan Entities (a holder of more than 5% of our common stock), has acted as lender and agent to us under our secured credit facility entered into by us and certain of our operating subsidiaries as guarantors, with a syndicate of lenders led by JP Morgan Chase Bank, N.A. in connection with our acquisition of Local TV on December 27, 2013 (the “Secured Credit Facility”), for which it has received customary fees, commissions, expenses and other compensation. In addition, affiliates of the JPMorgan Entities have provided us with other investment banking and commercial banking services for which they have received customary fees and commissions.

Our company-sponsored pension plan assets included an investment in a loan fund limited partnership managed by Oaktree Capital Management, L.P., which is affiliated with the Oaktree Funds, a principal shareholder of the Company. In April 2016, the Company requested a full withdrawal of its investment from the fund managed by Oaktree which had a fair value of $30 million at December 31, 2015. The withdrawal was completed and proceeds were received in June 2016.

The Secured Credit Facility syndicate of lenders includes funds affiliated with Oaktree Capital Management, L.P., which is affiliated with the Oaktree Funds. These funds held $31 million and $38 million of the Company’s term loans and former term loans at December 31, 2016 and December 31, 2015, respectively.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for 2016, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2016 with management and with PwC. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee has also discussed with PwC the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from us.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Peter E. Murphy (Chair)

Craig A. Jacobson

Ross Levinsohn

PROPOSAL 1: ELECTION OF DIRECTORS

The following individuals are nominated for election this year as Class I directors:

•	Craig A. Jacobson

•	Laura R. Walker

If elected, each of these individuals will serve as a Class I director until the 2020 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our Board of Directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class I director.

The relevant experiences, qualifications, attributes or skills of each nominee that led our Board of Directors to recommend the above persons as a nominee for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our NEOs.

As described in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), our NEOs’ compensation is weighted towards variable compensation (annual and long-term incentives), where actual amounts earned by our NEOs may differ from targeted amounts based on the Company’s success and individual performance.

The goal of our executive compensation program has been and continues to be to support the successful recruitment and retention of highly motivated, qualified and experienced executives through a pay-for-performance culture, so we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, the Compensation Committee strives to structure our compensation programs in a manner that focuses the attention of our NEOs on the strategic, operational and financial performance of the Company, and encourages our NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who are able to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter term business goals.

The Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance. The Compensation Committee aims to compensate our NEOs in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles, and stockholder interests. We believe our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, our Board of Directors is asking our stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby APPROVED.”

As you consider this Proposal, we urge you to read the CD&A contained in this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding the compensation of our NEOs together with the accompanying narrative disclosures.

As an advisory vote, this Proposal is not binding on our Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year, and recommends that the stockholders vote for ratification of such selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, available to respond to appropriate questions from those attending the meeting and will have an opportunity to make a statement, if they desire to do so.

Audit Fees and Related Fees

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for professional services rendered for fiscal 2016 and 2015 (in thousands):

Type of Fees(1)	2016	2015
Audit Fees(2)	$5,230	$6,512
Audit-Related Fees(3)	360	360
Tax Fees(4)	65	—
All Other Fees(5)	101	113

Total	$5,756	$6,985

(1)	All fees are categorized in accordance with SEC definitions and rules and include out of pocket expenses.
(2)	Audit Fees include professional services rendered in connection with the annual audit of our consolidated financial statements and reviews of our unaudited condensed consolidated interim financial statements each quarter. In fiscal 2016, audit fees also included audit work related to: Discontinued Operations and Held for Sale classification, as of December 31, 2016, related to the Gracenote sale, which was completed in January 2017. In fiscal 2015, audit fees also included audit work related to: (a) the Registration Statement on Form S-1 and the amendment thereto and (b) the acquisitions of Infostrada Statistics B.V., SportsDirect Inc., Covers Media Group and Enswers Inc. in May 2015.
(3)	Audit-Related Fees include services performed in connection with employee benefit plan audits and certain transactions.
(4)	Tax Fees are fees for permissible tax compliance, tax advice and tax planning
(5)	All Other Fees include professional services in connection with preparation of employee benefit plan annual reports (Form 5500) and accounting research software.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Charter of our Audit Committee provides that the Audit Committee has the sole responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to exceptions equivalent to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and the SEC rules promulgated thereunder, all permitted non-audit services to be provided to the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

All of the services performed by PricewaterhouseCoopers LLP during the 2016 and 2015 fiscal years were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR.

OTHER BUSINESS

The Board of Directors does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

Peter M. Kern

Director and Interim Chief Executive Officer

March 24, 2017

TRIBUNE MEDIA COMPANY 435 N. MICHIGAN AVENUE CHICAGO, IL 60611 ATTN: GENERAL COUNSEL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees
01	CRAIG A. JACOBSON 02 LAURA R. WALKER
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Advisory vote approving executive compensation.						☐	☐	☐
3.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2017 fiscal year.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report are available at www.proxyvote.com

TRIBUNE MEDIA COMPANY

Annual Meeting of Shareholders

May 5, 2017 8:30 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward Lazarus, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of TRIBUNE MEDIA COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 8:30 AM PDT on May 5, 2017 at the Omni Hotel, 251 South Olive St., Los Angeles, CA 90012, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side